Exhibit 10.1

OFFICE LEASE AGREEMENT

BETWEEN

ARI COMMERCIAL PROPERTIES, INC.

(“LANDLORD”)

AND

HOSTING.COM, INC.

(“TENANT”)

DATE OF LEASE: MARCH     , 2007

BUILDING: VON KARMAN BUSINESS PARK

16842 Von Karman Avenue

Suites 350, 400, and 425

Irvine, California

1.	Definitions

2.	Lease Grant

3.	Adjustment of Suite 350 Commencement Date/Possession

4.	Use

5.	Base Rent

6.	Security Deposit

7.	Services to be Furnished by Landlord

8.	Leasehold Improvements/Tenant’s Property

9.	Signage

10.	Repairs and Alterations by Tenant

11.	Use of Electrical Services by Tenant

12.	Entry by Landlord

13.	Assignment and Subletting

14.	Mechanic’s Liens

15.	Insurance

16.	Indemnity

17.	Damages from Certain Causes

18.	Casualty Damage

19.	Condemnation

20.	Hazardous Substances

21.	Americans with Disabilities Act

22.	Events of Default

23.	Remedies

24.	No Waiver

25.	Peaceful Enjoyment

26.	Substitution

27.	Holding Over

28.	Subordination to Mortgage/Estoppel Certificate

29.	Notice

30.	Landlord’s Lien

31.	Surrender of Premises

32.	Rights Reserved to Landlord

33.	Event of Bankruptcy

34.	Miscellaneous

35.	Entire Agreement

36.	Limitation Of Liability

37.	Warranty Waiver

(i)

Page

38.	Common Areas

39.	Parking

40.	Waiver of Jury Trial; Judicial Reference

EXHIBIT A – OUTLINE AND LOCATION OF PREMISES
EXHIBIT B – RULES AND REGULATIONS
EXHIBIT C – PAYMENT OF BASIC COSTS
EXHIBIT D – WORK LETTER
EXHIBIT E – ADDITIONAL PROVISIONS
EXHIBIT F – COMMENCEMENT LETTER
EXHIBIT G – PARKING
EXHIBIT H – ANTENNAE LICENSE AGREEMENT

(ii)

OFFICE LEASE AGREEMENT

This Office Lease Agreement (the “Lease”) is made and entered into as of the 27 day of March, 2007, between ARI COMMERCIAL PROPERTIES, INC., a California corporation, in its capacity as agent for the tenants-in-common owners of the Property (“Landlord”), and HOSTING.COM DATA CENTERS, LLC, a Kentucky limited liability company (“Tenant”).

W I T N E S S E T H:

1.            Definitions.  The following are definitions of some of the defined terms used in this Lease. The definition of other defined terms are found throughout this Lease.

A.          “Additional Rent”:  shall mean the sum of the amount that Tenant’s Pro Rata Share of Basic Costs (hereinafter defined) for the applicable calendar year exceeds Tenant’s Pro Rata Share of Basic Costs for the Base Year and any other sums (exclusive of Base Rent) that are required to be paid to Landlord by Tenant hereunder, which sums are deemed to be Additional Rent under this Lease. Additional Rent and Base Rent are sometimes collectively referred to herein as “Rent.”

B.          The “Approximate Rentable Area in the Building” is 100,461 square feet. The Approximate Rentable Area in the Premises and the Approximate Rentable Area in the Building as set forth herein may be revised at Landlord’s election if Landlord’s architect determines such estimate to be inaccurate in any material degree after examination of the final drawings of the Premises and the Building.

C.          “Approximate Rentable Area in the Premises” shall mean the area contained within the demising walls of the Premises and any other area designated for the exclusive use of Tenant except areas outside the Building used for Tenant’s existing HVAC equipment, generators, electrical transformer, switch gear and the like, plus an allocation of the Tenant’s pro rata share of the square footage of the “Common Areas” and the “Service Areas” (as defined below). For purposes of the Lease, it is agreed and stipulated by both Landlord and Tenant that the Approximate Rentable Area in the Premises are 24,705 square feet, i.e., 21,767 square feet of Rentable Area in Suites 400 and 425, and 2,938 square feet of Rentable Area in Suite 350.

D.          “Base Rent”:    Base Rent will be paid according to the following schedule, subject to the provisions of Section 5. hereof.

SUITES 400 and 425:

PERIOD	PERIODIC BASE RENT	MONTHLY INSTALLMENTS OF BASE RENT
07/1/07 – 09/30/07	$0.00	$0.00
10/01/07 – 06/30/08	$410,640.30	$45,626.70
07/01/08 – 06/30/09	$563,163.84	$46,930.32
07/01/09 – 06/30/10	$581,414.52	$48,451.21
07/01/10 – 06/30/11	$599,665.20	$49,972.10
07/01/11 – 06/30/12	$617,655.12	$51,471.26
07/01/12 – 06/30/13	$636,184.80	$53,015.40
07/01/13 – 06/30/14	$655,270.32	$54,605.86

07/01/14 – 06/30/15	$674,928.48	$56,244.04
07/01/15 – 06/30/16	$695,176.32	$57,931.36
07/01/16 – 06/30/17	$716,031.60	$59,669.30
07/01/17 – 06/30/18	$737,512.56	$61,459.38
07/01/18 – 06/30/19	$759,637.92	$63,303.16
07/01/19 – 06/30/20	$782,427.00	$65,202.25
07/01/20 – 06/30/21	$805,899.84	$67,158.32
07/01/21 – 06/30/22	$830,076.84	$69,173.07
07/01/22 – 06/30/23	$854,979.12	$71,248.26

SUITE 350:

*PERIOD	PERIODIC BASE RENT	MONTHLY INSTALLMENTS OF BASE RENT
Mo. 1 – 06/30/07	$0.00	$0.00
07/01/07 – 06/30/08	$74,037.60	$6,169.80
07/01/08 – 06/30/09	$76,152.96	$6,346.08
07/01/09 – 06/30/10	$78,620.88	$6,551.74
07/01/10 – 06/30/11	$81,088.80	$6,757.40
07/01/11 – 06/30/12	$83,521.44	$6,960.12
07/01/12 – 06/30/13	$86,027.04	$7,168.92
07/01/13 – 06/30/14	$88,607.88	$7,383.99
07/01/14 – 06/30/15	$91,266.12	$7,605.51
07/01/15 – 06/30/16	$94,004.16	$7,833.68
07/01/16 – 06/30/17	$96,824.28	$8,068.69
07/01/17 – 06/30/18	$99,729.00	$8,310.75
07/01/18 – 06/30/19	$102,720.84	$8,560.07
07/01/19 – 06/30/20	$105,802.44	$8,816.87
07/01/20 – 06/30/21	$108,976.56	$9,081.38
07/01/21 – 06/30/22	$112,245.84	$9,353.82
07/01/22 – 06/30/23	$115,613.28	$9,634.44

* measured from the Suite 350 Commencement Date

E.          “Base Year” shall mean calendar year 2007.

F.          “Basic Costs” shall mean all direct and indirect costs and expenses incurred in connection with the Building as more fully defined in Exhibit C attached hereto.

G.             Omitted.

H.             “Building” shall mean the office building at 16842 Von Karman Avenue, Irvine, County of Orange, State of California, currently known as Von Karman Business Park.

I.              “Building Manager” shall mean Kearny Real Estate Company or such other company as Landlord shall designate from time to time.

J.              “Building Standard”, shall mean the type, brand, quality and/or quantity of materials Landlord designates from time-to-time to be the minimum quality and/or quantity to be used in the Building or the exclusive type, grade, quality and/or quantity of material to be used in the Building.

K.             “Business Day(s)” shall mean Mondays through Fridays exclusive of the normal business holidays of New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day (“Holidays”). Landlord, from time to time during the Lease Term, shall have the right to designate additional Holidays, provided such additional Holidays are commonly recognized by other office buildings in the area where the Building is located.

L.             “Suite 400/425 Term”, “Suite 400/425 Commencement Date”, “Suite 350 Term” “Suite 350 Commencement Date”, “Lease Term” and “Termination Date” shall have the meanings set forth below.

(1)

The Lease term as to Suites 400 and 425 (“Suite 400/425 Term”) shall mean a period of one hundred ninety two (192) months commencing on July 1, 2007 (the “Suite 400/425 Commencement Date”) and, unless sooner terminated as provided herein, ending on June 30, 2023 (the “Termination Date”).

(2)

The Lease term as to Suite 350 (“Suite 350 Term”) shall commence on the date upon which Landlord’s Work in the Premises has been substantially completed as such date is determined pursuant to Section 3.A. hereof (the “Suite 350 Commencement Date”) and shall expire coterminously with the Suite 400/425 Term on June 30, 2023. Landlord estimates that the Suite 350 Commencement Date will occur within ninety (90) days from the date of final mutual execution and delivery of this Lease (the “Estimated Suite 350 Commencement Date”). Tenant shall pay Base Rent and Additional Rent for such additional days at the same rate payable for the portion of the last calendar month immediately preceding such extension. The Suite 350 Commencement Date, Suite 350 Lease Term (including any extension by Landlord pursuant to this subsection 1.L.(2) and Termination Date shall be set forth in a Commencement Letter prepared by Landlord and executed by Tenant in accordance with the provisions of Section 3.A. hereof.

(3)	The Suite 350 Term and the Suite 400/425 Term are collectively referred to hereinafter as the “Lease Term.”

M.            “Common Areas” shall mean the Service Areas and those areas located within the Building or on the Property used for corridors, elevator foyers, mail rooms, restrooms, mechanical rooms, hallways, loading docks, elevator mechanical rooms, property management office, janitorial closets, electrical and telephone closets, vending areas, and lobby areas (whether at ground level or otherwise), entrances, exits, sidewalks, skywalks, tunnels, driveways, parking areas and parking garages and landscaped areas and other similar facilities provided for the common use or benefit of tenants generally and/or the public.

N.             “Default Rate” shall mean the Prime Rate plus three percent (3%).

O.             Omitted.

P.             “Maximum Rate” shall mean the highest rate of interest from time-to-time permitted under applicable federal and state law.

Q.             “Normal Business Hours” for the Building shall mean 8:00 a.m. – 6:00 p.m. Mondays through Fridays, and 8:00 a.m. to 1:00 p.m. on Saturdays, exclusive of Holidays.

R.             “Notice Addresses” shall mean the following addresses for Tenant and Landlord, respectively:

Tenant:

Landlord:

ARI COMMERCIAL PROPERTIES, INC.c/o Kearny Real Estate Company

12016 Telegraph Road #200

Santa Fe Springs, CA 90670

Attn: Property Manager - Von Karman Business Park

with a copy to:

ARI COMMERCIAL PROPERTIES, INC.

C/O Argus Realty Investors

3040 Post Oak Blvd. Suite 880

Houston, TX 77056

Payments of Rent only shall be made payable to the order of:

ARI COMMERCIAL PROPERTIES, INC.

at the following address:

ARI COMMERCIAL PROPERTIES, INC.

P.O. Box 7603

San Francisco, California 94120-7603

or such other name and address as Landlord shall, from time to time, designate.

S.             “Permitted Use” shall mean general office purposes, an internet data center/server farm, telecommunications collocation facility for the installation, operation, maintenance, and collocation of information processing and telecommunications equipment, voice and data signal reception and transmission facilities, and other facilities of Customers (as defined below), including, without limitation, local and long distance switching equipment, the collocation of equipment and facilities of Customers and for telecommunications and voice and data transmission related services generally. Tenant shall have the right, without first obtaining Landlord’s consent, to allow providers of telecommunications, internet, fiber, video and other voice and data information processing services (“Customers”) to co-locate equipment (“Customer Equipment”) within the Premises and to allow Customers to avail themselves of any building services provided to the Premises consistent with the Permitted Use. Notwithstanding anything to the contrary, the co-location of Customer Equipment shall not be considered a sublease, transfer or assignment or encumbrance by Tenant for purposes of Section 13 herein or otherwise.

T.             “Premises” shall mean the office space located on the first and second floors of the Building known as Suites 350,400 and 425 and outlined on Exhibit A to this Lease.

U.             “Prime Rate” shall mean the per annum interest rate announced by and quoted in the Wall Street Journal from time-to-time as the prime or base rate.

V.             “Property” shall mean the Building and the parcel(s) of land on which it is located, and other improvements located on such land, if any.

W.            “Security Deposit” shall mean the sum of Fifty-Six Thousand Eight Hundred Twenty-One and 50/100ths Dollars ($56,821.50). The Security Deposit shall be paid by Tenant to Landlord no later than June 1, 2007.

X.             “Service Areas” shall mean those areas within the Building used for stairs, elevator shafts, flues, vents, stacks, pipe shafts and other vertical penetrations (but shall not include any such areas for the exclusive use of a particular tenant).

Y.             “Tenant’s Pro Rata Share” shall initially mean 2.92% which is the quotient (expressed as a percentage), derived by dividing the Approximate Rentable Area in Suite 350 of the Premises by the Approximate Rentable Area in the Building. Effective as of July 1, 2007, Tenant’s Pro Rata Share shall mean 24.592% which is the percentage derived by dividing the Approximate Rentable Area in the entire Premises by the Approximate Rentable Area in the Building.

2.            Lease Grant.  Subject to and upon the terms herein set forth, Landlord leases to Tenant and Tenant leases from Landlord the Premises together with the right, in common with others, to use the Common Areas.

Tenant currently occupies Suites 400 and 425 of the Premises pursuant to that certain Sublease dated December 9, 2005 between XO Communications, Inc. (“XO”), as sublessor, and Hosting.com Data Centers LLC (“Hosting LLC”) (the “Sublease”). The Sublease is subject to that certain Office Space Lease dated May 26, 1999 originally entered into by and between Shin-Ei Co., Ltd., as landlord (“Shin”), and Concentric Network Corporation (“Concentric”) as tenant, which was amended by that certain First Amendment to Lease dated June 13, 2000 (“First Amendment”) between Transwestern Von Karman, L.L.C. (“Transwestern”), successor-in-interest to Shin, as landlord, and XO’s predecessor in interest, Concentric, and that certain Second Amendment to Lease dated May 23, 2002 between XO and Transwestern (as amended, the “Master Lease”). The Sublease and Master Lease are scheduled to expire on June 30, 2007. Notwithstanding the expiration or sooner termination of the Sublease and Master Lease, Tenant shall remain liable for, and shall defend, indemnify and hold Landlord harmless from and against any and all claims, demands, actions, causes of action, costs, expenses, damages, or judgments arising from Tenant’s use and occupancy of Suites 400 and 425 under the Sublease or any breach or default by Tenant or XO which arose during the term of the Sublease and the Master Lease.

3.            Adjustment of Suite 350 Commencement Date/Possession.

A.             The Suite 350 Term shall not commence until the date that Landlord has substantially completed the work to be performed by Landlord as set forth in the Work Letter Agreement attached hereto as Exhibit D (“Landlord’s Work”); provided, however, that if Landlord shall be delayed in substantially completing the Landlord Work as a result of the occurrence of any of the following (a “Tenant Delay”):

(1)

Tenant’s failure to furnish information in accordance with the Work Letter Agreement or to respond to any request by Landlord for any approval of information within any time period prescribed, or if no time period is prescribed, then within five (5) Business Days of such request; or

(2)

Tenant’s insistence on materials, finishes or installations that have long lead times after having first been informed by Landlord that such materials, finishes or installations will cause a Tenant Delay; or

(3)	Material changes in any plans and specifications requested by Tenant; or

(4)

The performance or nonperformance by a person or entity employed by on or behalf of Tenant in the completion of any work in the Premises (all such work and such persons or entities being subject to prior approval of Landlord); or

(5)	Any request by Tenant that Landlord delay the completion of any of the Landlord’s Work; or

(6)	Any breach or default by Tenant in the performance of Tenant’s obligations under this Lease, provided such breach or default actually causes a delay; or

(7)	Any delay resulting from Tenant’s having taken possession of the Premises for any reason prior to substantial completion of the Landlord’s Work; or

(8)	Any other delay chargeable to Tenant, its agents, employees or independent contractors;

then, for purposes of determining the Suite 350 Commencement Date, the date of substantial completion shall be deemed to be the day that said Landlord’s Work would have been substantially completed absent any such Delay(s). The term “substantially completed” shall have the meaning ascribed such term in Exhibit D attached hereto. The adjustment of the Suite 350 Commencement Date and, accordingly, the postponement of Tenant’s obligation to pay Base Rent and other sums due hereunder until substantial completion and delivery of Suite 350 shall be Tenant’s sole remedy and shall constitute full settlement of all claims that Tenant might otherwise have against Landlord by reason of Suite 350 not being ready for occupancy by Tenant on the Estimated Suite 350 Commencement Date. Notwithstanding the foregoing, if for reasons other than Tenant Delay and Force Majeure Delay, the Suite 350 Commencement Date does not occur on or before July 31, 2007, this Lease shall remain in full force and effect, but, as Tenant’s sole remedy, Tenant shall receive one day of additional free rent with regard to Suite 350 and the existing second floor space Tenant currently leases in the Building from Landlord for each day beyond July 31, 2007 Landlord fails to substantially complete Suite 350 for reasons other than Tenant Delay and Force Majeure Delay. Promptly after the determination of the Suite 350 Commencement Date, Landlord and Tenant shall enter into a letter agreement (the “Commencement Letter”) on the form attached hereto as Exhibit F setting forth the Suite 350 Commencement Date and any other dates that are affected by the adjustment of the Suite 350 Commencement Date. If this Lease requires Landlord to perform Landlord’s Work in the Premises, the Commencement Letter shall identify any minor incomplete items of the Landlord’s Work as reasonably determined by Tenant and Landlord (the “Punchlist Items”), which Punchlist Items Landlord shall promptly remedy. Tenant, within five (5) days after receipt thereof from Landlord, shall execute the Commencement Letter and return the same to Landlord. By taking possession of Suite 350, Tenant is deemed to have accepted Suite 350 and agreed that Suite 350 is in good order and satisfactory condition, with no representation or warranty by Landlord as to the condition of Suite 350 or the Building or suitability thereof for Tenant’s use. Since Tenant currently occupies Suites 400 and 425 under the Sublease, Tenant accepts Suites 400 and 425 AS-IS and agrees that Landlord has no obligation whatsoever to improve, or to otherwise fund any improvements to, Suites 400 and 425 in conjunction with this Lease.

B.           If Landlord is prevented from delivering possession of the Premises or any part thereof to Tenant due to the holding over in possession of the Premises or any part thereof by a tenant or other occupant thereof, Landlord shall use reasonable efforts to regain possession of the Premises in order to deliver the same to Tenant and Tenant shall receive a pro-rata diminution in Rent, Additional Rent and other charges hereunder corresponding to the square footage of the undelivered portion of the Premises until possession of the same is delivered to Tenant.

C.           So long as Tenant does not interfere with the completion of Landlord’s Work (as defined in Exhibit D), Landlord shall use commercially reasonable efforts to give Tenant access to Suite 350 for not more than thirty (30) days prior to substantial completion of Landlord’s Work (the “Early Access Period”) for purposes of installing Tenant’s furniture, fixtures and equipment, including, without limitation, Tenant’s telephone and data cabling (“Tenant’s Work”). Landlord will use its commercially reasonable efforts to provide Tenant with reasonable prior notice as to when the Early Access Period will commence based upon a schedule to be reasonably established by Landlord’s contractor. Tenant’s Work shall be performed by Tenant at Tenant’s sole cost and expense. Tenant agrees to provide Landlord with prior notice of any such intended early access and shall fully cooperate with Landlord and Landlord’s contractor during the Early Access Period so as not to interfere with the completion of Landlord’s Work pursuant to Exhibit D. The Early Access Period shall be subject to all the terms and conditions of this Lease, except that Tenant shall not be required to pay Rent, Additional Rent or other charges hereunder during such period.

4.            Use.  The Premises shall be used for the Permitted Use and for no other purpose. Tenant agrees not to use or permit the use of the Premises for any purpose which is illegal, dangerous to life, limb or property or which, in Landlord’s sole judgment, creates a nuisance or which would increase the cost of insurance coverage with respect to the Building. Landlord stipulates and agrees that Tenant’s existing Permitted Use of the Premises does not create a nuisance, is legal, and will not increase the cost of insurance coverage. If there shall be any increase in the cost of insurance coverage with respect to the Building which results from Tenant’s acts or conduct of business, provided such acts or conduct of business is not included as a Permitted Use, then Tenant hereby agrees to pay the amount of such increase on demand. Tenant will conduct its business and control its agents, servants, employees, customers, licensees, and invitees in such a manner as not to interfere with, annoy or disturb other tenants or Landlord in the management of the Building and the Property. Landlord stipulates and agrees that Tenant’s existing Permitted Use, does not interfere with, annoy or disturb other tenants or Landlord in the management of the Building or Property. Tenant will maintain the Premises in good order, condition and repair, ordinary wear and tear excepted, and comply with all laws, ordinances, orders, codes, rules and regulations of any governmental entity with jurisdiction (“Laws”) pertaining to the use, condition, configuration or occupancy of the Premises. Tenant, within ten (10) days after the receipt thereof, shall provide Landlord with copies of any notices it receives with respect to a violation or alleged violation of any such laws, ordinances, orders, rules and regulations. Tenant, at its expense, will comply with the rules and regulations of the Building attached hereto as Exhibit B and such other rules and regulations adopted and altered by Landlord from time-to-time which do not materially interfere with Tenant’s use of the Premises, and will cause all of its agents, employees, invitees and visitors to do so. All such changes to rules and regulations will be reasonable and shall be sent by Landlord to Tenant in writing at least thirty (30) days prior to their effective date. The rules and regulations shall be enforced against all tenants of the Property in a non-discriminating fashion.

5.            Base Rent.

A.          Tenant covenants and agrees to pay to Landlord during the Lease Term, without any setoff or deduction except as otherwise expressly provided herein, the full amount of all Base Rent and Additional Rent due hereunder and the full amount of all such other sums of money as shall become due under this Lease (including, without limitation, any charges for replacement of electric lamps and ballasts and any other services, goods or materials furnished by Landlord at Tenant’s request), all of which hereinafter may be collectively called “Rent.” In addition, Tenant shall pay and be liable for, as Additional Rent, all rent, sales and use taxes or other similar taxes, if any, levied or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid to Landlord by Tenant under the terms and conditions of this Lease, in the manner, and subject to the terms, set forth on Exhibit C. In the event of nonpayment of any Rent, Landlord shall be entitled to exercise all such rights and remedies as are herein provided in the case of the nonpayment of Base Rent and Additional Rent. Any such payments shall be paid concurrently with the payments of the Rent on which the tax is based. The Base Rent and Additional Rent for each calendar year or portion thereof during the Lease Term, shall be due and payable in advance in monthly installments on the first day of each calendar month during the Lease Term and any extensions or renewals hereof, and Tenant hereby agrees to pay such Base Rent and Additional Rent to Landlord without demand. If the Lease Term commences on a day other than the first day of a month or terminates on a day other than the last day of a month, then the installments of Base Rent and Additional Rent for such month or months shall be prorated, based on the number of days in such month. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct installment of Rent due under this Lease shall be deemed to be other than a payment on account of the earliest Rent due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance or pursue any other available remedy. The acceptance by Landlord of an installment of Rent on a date after the due date of such payment shall not be construed to be a waiver of Landlord’s right to declare a default for any other late payment. If Tenant fails to timely pay any two (2) installments of rent in any rolling twelve (12) month period within two (2) days of being notified in writing that such installments are past due, Landlord at its sole option may require Tenant to pay Rent (as estimated by Landlord, if necessary) quarterly in advance. All amounts received by Landlord from Tenant hereunder shall be applied first to the earliest accrued and unpaid Rent then outstanding. Tenant’s covenant to pay Rent shall be independent of every other covenant set forth in this Lease.

B.             To the extent allowed by law, all installments of Rent not paid when due shall bear interest at the Default Rate from the date due until paid. In addition, if Tenant fails to pay any installment of Base Rent and Additional Rent or any other item of Rent when due and payable hereunder, a “Late Charge” equal to five percent (5%) of such unpaid amount will be due and payable immediately by Tenant to Landlord.

C.             The Additional Rent payable hereunder shall be adjusted from time-to-time in accordance with the provisions of Exhibit C attached hereto and incorporated herein for all purposes.

6.            Security Deposit.    The Security Deposit shall be held by Landlord without liability for interest and as security for the performance by Tenant of Tenant’s covenants and obligations under this Lease including but not limited to those set forth in Section 10 hereof, it being expressly understood that the Security Deposit shall not be considered an advance payment of Rent or a measure of Tenant’s liability for damages in case of default by Tenant. Landlord shall have no fiduciary responsibilities or trust obligations whatsoever with regard to the Security Deposit and shall not assume the duties of a trustee for the Security Deposit. Landlord may, from time-to-time, without prejudice to any other remedy and without waiving such default, use the Security Deposit to the extent necessary to cure or attempt to cure, in whole or in part, any default of Tenant hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. If Tenant is not in default at the termination of this Lease, the balance of the Security Deposit remaining after any such application shall be returned by Landlord to Tenant within thirty (30) days thereafter. If Landlord transfers its interest in the Premises during the term of this Lease, Landlord may assign the Security Deposit to the transferee and thereafter shall have no further liability for the return of such Security Deposit provided Landlord transfers the Security Deposit to such transferee. Tenant agrees to look solely to such transferee or assignee or successor thereof for the return of the Security Deposit. Landlord and its successors and assigns shall not be bound by any actual or attempted assignment or encumbrance of the Security Deposit by Tenant. Landlord shall not be required to keep the Security Deposit separate from its other accounts. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code and agrees that the provisions of this Section 6 shall govern the treatment of Tenant’s Security Deposit in all respects for this Lease.

7.            Services to be Furnished by Landlord.

A.             Landlord agrees to furnish Tenant the following services, provided the increased costs of such services over costs for such services during the Base Year shall be paid by Tenant as Additional Rent:

(1)

Water for use in the lavatories on the floor(s) on which the Premises is located. If Tenant desires water in the Premises for any approved reason, including a private lavatory or kitchen, cold water shall be supplied, at Tenant’s sole cost and expense, from the Building water main through a line and fixtures installed at Tenant’s sole cost and expense with the prior reasonable consent of Landlord. If Tenant desires hot water in the Premises, Tenant, at its sole cost and expense and subject to the prior reasonable consent of Landlord, may install a hot water heater in the Premises. Tenant shall be solely responsible for the maintenance and repair of any such water heater.

(2)

Central heat and air conditioning and electrical services during Normal Business Hours for Suite 350, at such temperatures and in such amounts as are considered by Landlord, in its reasonable judgment, to be standard for buildings of similar class, size, age and location, or as required by governmental authority or Tenant’s permitted use of the Premises as set forth in Section 4 herein. The cost of electricity for central heat and air conditioning for Suite 350 outside of Normal Business Hours shall be paid for by Tenant as set forth below in Section 11. In the event that Tenant requires central heat, ventilation or air conditioning service at times other than Normal Business Hours, Tenant shall bear the entire cost of such additional service as provided in Section 11. All additional heating, ventilating and air conditioning required (if any) to accommodate Tenant’s design shall be installed at the Tenant’s expense subject to Landlord’s prior written approval, which consent shall not be unreasonably withheld and shall be governed by Section 11. The cost of operation and maintenance of the equipment shall be the responsibility of the Tenant and paid to Landlord as Additional Rent.

(3)	Maintenance and repair of all Common Areas in the manner and to the extent reasonably deemed by Landlord to be standard for buildings of similar class, age and location.

(4)

Basic janitorial and cleaning service in and about the Premises on Business Days; provided, however, if Tenant’s floor covering or other improvements require special treatment, Tenant shall pay the additional cleaning cost attributable thereto as Additional Rent upon presentation of a statement therefor by Landlord. Tenant shall not provide or use any other janitorial or cleaning services without Landlord’s consent, and then only subject to the supervision of Landlord and at Tenant’s sole cost and responsibility and by a janitor, cleaning contractor or employees at all times satisfactory to Landlord.

(5)

Electricity to the Common Areas, in accordance with and subject to the terms and conditions of Section 11 of this Lease; provided, however, for purposes hereof, the Common Areas shall not include any restrooms, electrical and telephone closets, and any other areas included in the definition of Common Areas, which are located exclusively within the Premises.

(6)

Fluorescent bulb replacement in the Premises necessary to maintain building standard lighting as established by Landlord and fluorescent and incandescent bulb and ballast replacement in the Common Areas and Service Areas.

(7)

Passenger elevator service in common with Landlord and other persons during Normal Business Hours and freight elevator service in common with the Landlord and other persons during Normal Business Hours. Such normal elevator service, passenger or freight, if furnished at other times, shall be optional with Landlord and shall never be deemed a continuing obligation. Landlord, however, shall provide limited passenger elevator service daily at all times when normal passenger elevator service is not provided.

(8)

Subject to factors beyond Landlord’s control and to the other provisions of this Lease, including without limitation, Paragraphs 17, 18, 26 and 34D, Tenant shall have access to the Premises and entry access to the Building twenty-four (24) hours per day, seven (7) days per week year-round. Access control to the Building during other than Normal Business Hours shall be provided in such form as Landlord deems appropriate, in its reasonable discretion. Tenant shall cooperate fully in Landlord’s efforts to maintain access control to the Building and shall follow all regulations promulgated by Landlord with respect thereto. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, EXCEPT AS TO THE TENANT IMPROVEMENTS, TENANT EXPRESSLY ACKNOWLEDGES AND AGREES THAT LANDLORD IS NOT WARRANTING THE EFFICACY OF ANY ACCESS PERSONNEL, SERVICE, PROCEDURES OR EQUIPMENT AND THAT TENANT IS NOT RELYING AND SHALL NOT HEREAFTER RELY ON ANY SUCH PERSONNEL SERVICE, PROCEDURES OR EQUIPMENT. LANDLORD SHALL NOT BE RESPONSIBLE OR LIABLE IN ANY MANNER FOR FAILURE OF ANY ACCESS, PERSONNEL, SERVICES, PROCEDURES OR EQUIPMENT TO PREVENT, CONTROL, OR APPREHEND ANYONE SUSPECTED OF CAUSING PERSONAL INJURY OR DAMAGE IN, ON OR AROUND THE PROJECT UNLESS SUCH PERSONAL INJURY OR DAMAGE IS DUE TO LANDLORD’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

B.             If Tenant requests any other utilities or building services in addition to those identified above, or any of the above utilities or building services in frequency, scope, quality or quantities substantially greater than the standards set by Landlord for the Building, then Landlord shall use reasonable efforts to attempt to furnish Tenant with such additional utilities or building services and such request shall be governed by Section 11 herein. Landlord may impose a reasonable charge for such additional utilities or building services that Landlord provides at its cost, which shall be paid monthly by Tenant as Additional Rent on the same day that the monthly installment of Base Rent is due. Except as set forth in Section 11, Landlord may, but is not obligated to, provide additional services hereunder; provided, however, that if Landlord does provide such extra services, Tenant agrees to pay Landlord a five percent (5%) administration fee for the provisions of such services; provided, however, in no event shall Landlord be entitled to an administration fee in connection with extra electrical services or additional electrical capacity added by Tenant to Suites 400 and 425 pursuant to Section 11 herein.

C.          Except as otherwise expressly provided herein, the failure by Landlord to any extent to furnish, or the interruption or termination of these defined services in whole or in part, resulting from adherence to laws, regulations and administrative orders, wear, use, repairs, improvements alterations or any causes beyond the reasonable control of Landlord, including, without limitation, the following: (i) accident, breakage or repairs; (ii) strikes, lockouts or other labor disturbance or labor dispute of any character; (iii) governmental regulation, moratorium or other governmental action or inaction; (iv) inability despite the exercise of reasonable diligence to obtain electricity, water or fuel; and (v) service interruptions or any other unavailability of utilities resulting from causes beyond Landlord’s control, including, without limitation, any utility service provider initiated “brown-out” or “black-out”, shall not render Landlord liable in any respect nor be construed as a constructive eviction of Tenant, nor give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement hereof. In the event that any interruption is cause by Landlord, Landlord’s agents, servants or employees and such interruption shall exceed five (5) consecutive business days, or shall exceed seven (7) days in any thirty (30) day period, then Tenant shall be entitled to proportionate abatement of Base Rent, Additional Rent and other charges due hereunder until such time as such interruption shall cease, and Landlord, at its sole cost and expense, will promptly restore the same. Should any of the equipment or machinery used in the provision of such services for any cause cease to function properly, Landlord shall use reasonable diligence to repair such equipment or machinery.

8.            Leasehold Improvements/Tenant’s Property.  Except as otherwise expressly set forth in this Lease, all fixtures, equipment, improvements and appurtenances attached to, or built into, the Premises at the commencement of or during the Lease Term, whether or not by, or at the expense of, Tenant (“Leasehold Improvements”), shall be and remain a part of the Premises; shall be the property of Landlord; and shall not be removed by Tenant except as expressly provided herein. All unattached and moveable partitions, trade fixtures, moveable equipment or furniture located in the Premises and acquired by or for the account of Tenant, without expense to Landlord, which can be removed without structural damage to the Building or Premises, and all personalty brought into the Premises by Tenant (“Tenant’s Property”) shall be owned and insured by Tenant. Tenant’s Property includes, without limitation, all supplemental HVAC equipment, cages, cabinets, furniture, machinery, computers, Customer Equipment, and other equipment, including all back-up generators, UPS systems, security systems, chillers, supplemental electrical facilities, telephone systems, satellite dishes and other communications facilities installed by Tenant. Landlord may, nonetheless, at any time prior to, or within one (1) month after, the expiration or earlier termination of this Lease or Tenant’s right to possession, require Tenant to remove any Leasehold Improvements performed by or for the benefit of Tenant and all electronic, phone and data cabling as are designated by Landlord (the “Required Removables”) at Tenant’s sole cost. In the event that Landlord so elects, Tenant shall remove such Required Removables within ten (10) days after notice from Landlord, provided that in no event shall Tenant be required to remove such Required Removables prior to the expiration or earlier termination of this Lease or Tenant’s right to possession. In addition to Tenant’s obligation to remove the Required Removables, Tenant shall repair any damage caused by such removal and perform such other work as is reasonably necessary to restore the Premises to a “move in” condition. If Tenant fails to remove any specified Required Removables or to perform any required repairs and restoration within the time period specified above, Landlord, at Tenant’s sole cost and expense, may remove the Required Removables (and repair any damage occasioned thereby) and dispose thereof or deliver the Required Removables to any other place of business of Tenant, or warehouse the same, and Tenant shall pay the cost of such removal, repair, delivery, or warehousing of the Required Removables within five (5) days after demand from Landlord.

9.            Signage.    Tenant shall be entitled to maintain in place all of Tenant’s existing identity signs, if any, throughout the term of this Lease. Except for Tenant’s suite number on or at the entry doors of the Premises described hereinabove and one additional 30” x 30” sign in the Common Area lobby at the entrance to Suites 400 and 425, to be constructed at Tenant’s sole cost and expense, Tenant shall have no right to place any sign upon the Premises, the Building or elsewhere within the Project or which can be seen from outside the Premises.

10.          Repairs and Alterations by Tenant.

A.            Except to the extent such obligations are imposed upon Landlord hereunder, Tenant shall, at its sole cost and expense, maintain the Premises in good order, condition and repair throughout the entire Lease Term, ordinary wear and tear excepted. Tenant agrees to keep the areas visible from outside the Premises in a clean condition at all times. Tenant shall be responsible for all repairs replacements and alterations in and to the Premises, Building and Property and the facilities and systems thereof, the need for which arises out of (1) Tenant’s use or occupancy of the Premises, (2) the installation, removal, use or operation of Tenant’s Property (as defined in Section 8. above), (3) the moving of Tenant’s Property into or out of the Building, or (4) the act, omission, misuse or negligence of Tenant, its agents, contractors, employees or invitees. All such repairs, replacements or alterations shall be performed in accordance with Section 10.B. below and the rules, policies and procedures reasonably enacted by Landlord from time to time for the performance of work in the Building. If Tenant fails to maintain the Premises in good order, condition and repair, Landlord shall give Tenant notice to perform such acts as are reasonably required to so maintain the Premises. If Tenant fails to promptly commence such work and diligently pursue it to its completion, then Landlord may, at is option, make such repairs, and Tenant shall pay the cost thereof to Landlord on demand as Additional Rent, together with an administration charge in an amount equal to five percent (5%) of the cost of such repairs. Landlord shall, at its expense (except as included in Basic Costs) keep and maintain in good repair and working order and make all repairs to and perform necessary maintenance upon: (a) all structural elements of the Building, including, but not limited to, the Building shell, roof, foundations, floor/ceiling slabs, curtain walls, exterior glass and mull ions, columns, beams, shafts (including elevator shafts), stairs, stairwells, and elevator cabs; and (b) all mechanical, electrical and plumbing systems that serve the Building in general; and (c) the Building facilities common to all tenants, including, but not limited to, the ceilings, walls and floors in the Common Areas. If Landlord fails to undertake and complete all necessary maintenance or repairs as required under this Lease, Tenant shall give Landlord notice to perform such acts as are reasonably required to comply with such maintenance and repair requirements. If Landlord fails to promptly commence such work and diligently pursue it to its completion, then Tenant may, at is option, following an additional written notice to Landlord and Landlord’s failure to commence such repairs within three (3) business days following delivery of such second notice, make such repairs, and Landlord shall pay the reasonable cost thereof to Tenant on demand, together with an administration charge in an amount equal to five percent (5%) of the cost of such repairs.

B.            Tenant shall not make or allow to be made any alterations, additions or improvements to the Premises, without first obtaining the written consent of Landlord in each such instance, which consent may not be unreasonably withheld, delayed or conditioned; provided, however, Tenant may make cosmetic, non-structural alterations, additions or improvements to the Premises which do not cost more than $1.00 per rentable square foot of the Premises to purchase and install without the need for first obtaining Landlord’s consent, so long as Tenant provides Landlord with written notice of the type and scope of such alterations, additions or improvements prior to commencing any such work. Prior to commencing any such work and as a condition to obtaining Landlord’s consent, where Landlord’s consent is required, Tenant must furnish Landlord with plans and specifications acceptable to Landlord; names and addresses of contractors reasonably acceptable to Landlord; copies of contracts; necessary permits and approvals; and evidence of contractor’s and subcontractor’s insurance in accordance with Section 15. hereof. Tenant shall be responsible for insuring that all such persons procure and maintain insurance coverage against such risks, in such amounts and with such companies as Landlord may require, including, but not limited to, Builder’s Risk and Worker’s Compensation insurance. All such improvements, alterations or additions shall be constructed in a good and workmanlike manner using Building Standard materials or other new materials of equal or greater quality. Landlord, to the extent reasonably necessary to avoid any disruption to the tenants and occupants of the Building, shall have the right to designate the time when any such alterations, additions and improvements may be performed and to otherwise designate reasonable rules, regulations and procedures for the performance of work in the Building. Upon completion, Tenant shall furnish “as-built” plans, contractor’s affidavits and full and final waivers of lien and receipted bills covering all labor and materials. All improvements, alterations and additions shall comply with the insurance requirements, codes, ordinances, laws and regulations, including without limitation, the Americans with Disabilities Act. Tenant shall reimburse Landlord upon demand for all reasonable sums, if any, expended by Landlord for third party examination of the architectural, mechanical, electrical and plumbing plans for any alterations, additions or improvements. In addition, if Landlord so requests, Landlord shall be entitled to oversee the construction of any alterations, additions or improvements that may affect the structure of the Building or any of the mechanical, electrical, plumbing or life safety systems of the Building. In the event Landlord elects to oversee such work, Landlord shall be entitled to receive a fee for such oversight in an amount equal to three percent (3%) of the cost of such alterations, additions or improvements. Landlord’s approval of Tenant’s plans and specifications for any work performed for or on behalf of Tenant shall not be deemed to be representation by Landlord that such plans and specifications comply with applicable building codes, ordinances, laws or regulations or that the alterations, additions and improvements constructed in accordance with such plans and specifications will be adequate for Tenant’s use.

C.            The installation and removal of Customer Equipment shall not constitute an alteration or addition requiring Landlord’s consent, provided that such installation and/or equipment does not affect any structural elements or floor load capacity of the Building, and that no modification of any Building systems is required as a consequence thereof. Subject to the provisions of Section 4 of Exhibit E, Tenant may relocate, remove and move from the Premises any cabinets, cages, Customer Equipment and any other of the Tenant’s Property, at any time during the Lease Term.

11.          Use of Electrical Services by Tenant.

A.            All electricity used by Tenant for ground floor space in the Premises shall be paid for by Tenant by a separate charge or charges billed by the utility company(ies) providing electrical service and payable by Tenant directly to such utilities company(ies). The parties acknowledge that all suites comprising the Premises are separately sub-metered or metered for electricity and shall remain separately metered during the Lease Term. Tenant, at its sole cost and expense, shall connect to and use the existing meters in the Premises and shall contract directly with the such providers of such services as Tenant shall elect (each being an “Electric Service Provider”). Landlord shall cooperate with Tenant, and the applicable Electric Service Provider, at all times and, as reasonably necessary, shall allow Tenant and such Electric Service Provider reasonable access to the Building’s electric lines, feeders, risers, wiring, and any other machinery within the Premises. Landlord shall in no way be liable or responsible for any loss, damage, or expense that Tenant may sustain or incur by reason of any change, failure, interference, disruption, or defect in the supply or character of the electric energy furnished to the Premises, or if the quantity or character of the electric energy supplied by the Electric Service Provider is no longer available or suitable for Tenant’s requirements, and no such change, failure, defect, unavailability, or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under the Lease; provided, however, if such change, failure, defect, unavailability, or unsuitability is caused by Landlord, Landlord’s agents, servants or employees and such change, failure, defect, unavailability, or unsuitability shall exceed five (5) consecutive business days, or shall exceed seven (7) days in any thirty (30) day period, then Tenant shall be entitled to a complete abatement of Base Rent, Additional Rent and other charges due hereunder until such time as such change, failure, defect, unavailability, or unsuitability shall cease, and Landlord, at its sole costs and expense, will promptly restore or correct such change, failure, defect, unavailability, or unsuitability.

B.            Tenant’s use of electrical services furnished by Landlord shall not exceed in voltage, rated capacity, or overall load that which is standard for the Building. Landlord acknowledges that Tenant currently consumes electrical services in excess of what is standard for the Building in Suites 400 and 425 and consents thereto to Tenant’s existing consumption levels. In the event Tenant shall request that it be allowed to consume electrical services in excess of what is standard for the Building with respect to Suite 350, or if Tenant wishes to substantially increase its use of electrical services in Suites 400 and 425, Landlord agrees to consent to such usage in excess of what is standard for the Building, or such increase in usage, as applicable, if Tenant pays for the installation of utility service upgrades, submeters, air handlers or cooling units necessary to provide such requested additional electrical services.

12.          Entry by Landlord.   Tenant shall permit Landlord or its agents or representatives to enter into and upon any part of the Premises to inspect the same, or to show the Premises to prospective purchasers, mortgagees, tenants (during the last (12) twelve months of the Lease Term) or insurers, or to clean or make repairs, alterations, or additions thereto, including any work that Landlord deems necessary for the safety, protection or preservation of the

Building or any occupants thereof, or to facilitate repairs, alterations or additions to the Building. Except for any entry by Landlord in an emergency situation or to provide normal cleaning and janitorial service, Landlord shall provide Tenant with not less than twenty four (24) hours notice before such entry, which notice may be given verbally and Tenant shall be afforded the right to have a representative of Tenant accompany Landlord or others entering the Premises. Entry by Landlord hereunder shall not constitute a constructive eviction or entitle Tenant to any abatement or reduction of Rent by reason thereof unless such entry materially interferes with Tenant’s use of the Premises.

13.          Assignment and Subletting.

A.            Except in connection with a Permitted Transfer (defined in Section 13.E. below), Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use any portion of the Premises (collectively or individually, a “Transfer”) without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Without limitation, it is agreed that Landlord’s consent shall not be considered unreasonably withheld if: (1) the proposed transferee’s financial condition is adequate to meet the obligations of Tenant under this Lease; (2) the proposed transferee’s business is not suitable for the Building considering the business of the other tenants and the Building’s prestige, or would result in a violation of another tenant’s rights; or (3) Tenant is in default beyond any applicable notice and cure period unless such default would be cured by such Transfer. Any attempted Transfer in violation of this Section 13, shall, exercisable in Landlord’s sole and absolute discretion, be voidable. Consent by Landlord to one or more Transfer(s) shall not operate as a waiver of Landlord’s rights to approve any subsequent Transfer(s

B.            If Tenant requests Landlord’s consent to a Transfer which is not a Permitted Transfer, Tenant shall submit to Landlord, in writing, the name of the proposed transferee and the nature and character of the business of the proposed transferee, the term, use, rental rate and all other material terms and conditions of the proposed Transfer, including, without limitation, evidence satisfactory to Landlord that the proposed transferee is has financial resources sufficient to meet the obligations of Tenant under this Lease and other information as Landlord may reasonably request. Landlord shall within ten (10) days after Landlord’s receipt of the required information and documentation consent or reasonably refuse consent to the Transfer in writing (but no such consent to an assignment or sublease shall relieve Tenant of Tenant’s obligations under this Lease of any liability hereunder). If Landlord shall fail to notify Tenant in writing of its decision within such ten (10) days period after the later of the date Landlord is notified in writing of the proposed Transfer or the date Landlord has received all required information concerning the proposed transferee and the proposed Transfer, Landlord shall be deemed to have consented to such Transfer. Tenant shall pay Landlord a review fee of $1,000.00 for Landlord’s review of any Permitted Transfer or requested Transfer. In addition, Tenant shall reimburse Landlord for its actual reasonable costs and expenses (including, without limitation, reasonable attorney’s fees) incurred by Landlord in connection with Landlord’s review of such requested Transfer or Permitted Transfer.

C.            Intentionally Omitted.

D.            Tenant may, without obtaining the consent of Landlord, assign its entire interest under this Lease or sublet the Premises to any entity controlling or controlled by or under common control with Tenant or to any successor to Tenant by stock or asset purchase, merger, consolidation, reorganization or statutory conversion, or in connection with any Strategic Alliance as described in E. below (hereinafter, individually and collectively, referred to as “Permitted Transfer”) without the consent of Landlord, provided: (1) Tenant is not in default under this Lease; (2) if such proposed transferee is a successor to Tenant by purchase, said proposed transferee shall acquire all or substantially all of the stock or assets of Tenant’s business or, if such proposed transferee shall acquire all or substantially all of the stock or assets of Tenant’s business or, if such proposed transferee is a successor to Tenant by merger, consolidation, reorganization or conversion, the continuing or surviving corporation shall own all or substantially all of the assets of Tenant; (3) such proposed transferee’s financial condition is adequate to meet the obligations of Tenant under this Lease; (4) such proposed transferee operates the business in the Premises for the Permitted Use and no other purpose; and (5) Tenant shall give Landlord written notice at least thirty (30) days prior to the effective date of the proposed purchase, merger, consolidation or reorganization.

E.            Notwithstanding anything contained in this Lease to the contrary, Tenant may, without the prior consent of Landlord, assign this Lease, or sublease all or part of the Premises, to a party with whom Tenant has entered a Strategic Alliance and any such Transfers shall be deemed a Permitted Transfer; provided that such assignment or sublease shall not relieve Tenant from any liability under this Lease. Any such assignment or sublease shall be subject to the terms of this Lease. Any such assignee or sublessee shall have a similar right to assign or sublease this Lease, without the prior consent of Landlord. A “Strategic Alliance” of Tenant shall mean any customer of Tenant or an entity with which Tenant has a strategic business relationship involving the supply of telecommunications services or facilities, as determined by Tenant in its sole discretion. So long as Tenant’s designation of an entity is not done for the sole purpose of avoiding Landlord’s right to approve subleasing and assignment hereunder, Tenant’s designation of a Strategic Alliance will be conclusive.

F.            Tenant shall, despite any Permitted Transfer, remain directly and primarily liable for the performance of all of the covenants, duties, and obligations of Tenant hereunder and Landlord shall be permitted to enforce the provisions of this Lease against Tenant or any transferee without demand upon or proceeding in any way against any other person.

14.          Mechanic’s Liens.    Tenant will not permit any mechanic’s liens or other liens to be placed upon the Premises, the Building, or the Property and nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any person for the performance of any labor or the furnishing of any materials to the Premises, the Building, or the Property or any part thereof, nor as giving Tenant any right, power, or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to any mechanic’s or other liens against the Premises, the Building, or the Property. In the event any such lien is attached to the Premises, the Building, or the Property, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same. Any amount paid by Landlord for any of the aforesaid purposes including, but not limited to, reasonable attorneys’ fees, shall be paid by Tenant to Landlord promptly on demand as Additional Rent. If Landlord does consent to the performance of any labor or the furnishing of any materials to the Premises, the Building, or the Property by any party, which consent must be in writing, Tenant shall be responsible for insuring that all such persons procure and maintain insurance coverage against such risks, in such amounts and with such companies as Landlord may require, including, but not limited to, Builder’s Risk and Worker’s Compensation insurance. Tenant shall within thirty (30) days of receiving such notice of lien or claim (a) have such lien or claim released or (b) deliver to Landlord a bond in form, content, amount and issued by surety, satisfactory to Landlord, indemnifying, protecting, defending and holding harmless the Indemnities against all costs and liabilities resulting from such lien or claim and the foreclosure or attempted foreclosure thereof. Tenant’s failure to comply with the provisions of the foregoing sentence shall be deemed an Event of Default under Section 22. hereof entitling Landlord to exercise all of its remedies therefor without the requirement of any additional notice or cure period.

15.          Insurance.

A.            Landlord shall maintain a policy of special form (formerly known as all risk) property insurance in the amount of full replacement cost on the Property, Building, Common Areas and the Premises (other than on Tenant’s Property or on any additional improvements constructed in the Premises by Tenant), and a policy or policies of commercial general liability insurance with respect to its activities in the Building and on the Property, with the premiums thereon fully paid on or before the due date, in an amount of not less than $2,000,000 per occurrence per person coverage for bodily injury, property damage, personal injury or combination thereof. The cost of such insurance shall be included as a part of the Basic Costs in the manner set forth on Exhibit C.

B.            Tenant shall maintain at its expense, (1) in an amount equal to full replacement cost, special form (formerly known as all risk) property insurance on all of its personal property, including removable trade fixtures and leasehold and tenant improvements, and Tenant’s Property located in the Premises and in such additional amounts as are required to meet Tenant’s obligations pursuant to Section 18 hereof and with deductibles in an amount reasonably satisfactory to Landlord, (2) worker’s compensation and employers liability insurance, in statutory amounts and limits, covering all persons employed in connection with any work done on or about the Premises for which claims for death or bodily injury could be asserted against

Landlord, Tenant or the Premises, and (3) a policy or policies of commercial general liability insurance (including endorsement or separate policy for owned or non-owned automobile liability) with respect to its activities in the Building and on the Property, with the premiums thereon fully paid on or before the due date, in an amount of not less than $2,000,000 per occurrence per person coverage for bodily injury, property damage, personal injury or combination thereof (the term “personal injury” as used herein means, without limitation, false arrest, detention or imprisonment, malicious prosecution, wrongful entry, liable and slander), provided that if only single limit coverage is available it shall be for at least $2,000,000 per occurrence with an umbrella policy of at least $5,000,000 combined single limit per occurrence. Tenant’s insurance policies shall name Landlord and Building Manager as additional insureds and shall include coverage for the contractual liability of Tenant to indemnify Landlord and Building Manager pursuant to Section 16 of this Lease and shall have deductibles in an amount reasonably satisfactory to Landlord. Prior to Tenant’s taking possession of the Premises, Tenant shall furnish certificates of such insurance, and such other evidence satisfactory to Landlord of the maintenance and timely renewal of such insurance, and Tenant shall obtain and deliver to Landlord a written obligation on the part of each insurer to notify Landlord at least thirty (30) days prior to the modification, cancellation or expiration of such insurance policies. In the event Tenant shall not have delivered to Landlord a policy or certificate evidencing such insurance at least thirty (30) days prior to the expiration date of each expiring policy, Landlord may obtain such insurance as Landlord may reasonably require to protect Landlord’s interest (which obtaining of insurance shall not be deemed to be a waiver of Tenant’s default hereunder). The cost to Landlord of obtaining such policies, plus an administrative fee in the amount of fifteen percent (15%) of the cost of such policies shall be paid by Tenant to Landlord as Additional Rent upon demand.

C.            The insurance requirements set forth in this Section 15 are independent of the waiver, indemnification, and other obligations under this Lease and will not be construed or interpreted in any way to restrict, limit or modify the waiver, indemnification and other obligations or to in any way limit any party’s liability under this Lease. In addition to the requirements set forth in Sections 15 and 16, the insurance required of Tenant under this Lease must be issued by an insurance company with a rating of no less than A-VIII in the current Best’s Insurance Guide, or A- in the current Standard & Poor Insurance Solvency Review, or in that is otherwise acceptable to Landlord, and admitted to engage in the business of insurance in the state in which the Building is located; be primary insurance for all claims under it and provide that any insurance carried by Landlord and Landlord’s lenders is strictly excess, secondary and noncontributing with any insurance carried by Tenant; and provide that insurance may not be cancelled, nonrenewed or the subject of material change in coverage of available limits of coverage, except upon thirty (30) days prior written notice to Landlord and Landlord’s lenders. Tenant will deliver either a duplicate original or a legally enforceable certificate of insurance on all policies procured by Tenant in compliance with Tenant’s obligations under this Lease, together with evidence satisfactory to Landlord of the payment of the premiums therefor, to Landlord on or before the date Tenant first occupies any portion of the Premises, at least thirty (30) days before the expiration date of any policy and upon the renewal of any policy. Landlord must give its prior written approval to all deductibles and self-insured retentions under Tenant’s policies. Tenant may comply with its insurance coverage requirements through a blanket policy, provided Tenant, at Tenant’s sole expense, procures a “per location” endorsement, or equivalent reasonably acceptable to Landlord, so that the general aggregate and other limits apply separately and specifically to the Premises.

D.            If Tenant’s business operations, conduct or use of the Premises or any other part of the Property causes an increase in the premium for any insurance policy carried by Landlord, Tenant will, within ten (10) days after receipt of notice from Landlord, reimburse Landlord for the entire increase.

E.            Neither Landlord nor Tenant shall be liable (by way of subrogation or otherwise) to the other party (or to any insurance company insuring the other party) and each party hereby waives its rights against the other with respect to any claims or damages or losses, including any deductibles and self-insured amounts, for loss or damage to any of the property of Landlord or Tenant, as the case may be, with respect to their respective property, the Building, the Property or the Premises or any addition or improvements thereto, or any contents therein (“Loss”), to the extent covered by insurance carried or required to be carried by a party hereto even though such Loss might have been occasioned by the negligence or willful acts or omissions of the Landlord or Tenant or their respective employees, agents, contractors or invitees, or to the extent any such Loss could have been insured against regardless of whether or not insurance is required to be carried hereunder. Since this mutual waiver will preclude the assignment of any such claim by subrogation (or otherwise) to an insurance company (or any other person), Landlord and Tenant each agree to give each insurance company which has issued, or on the future may issue, policies of insurance, with respect to the items covered by this waiver, written notice of the terms of this mutual waiver, and to have such insurance policies properly endorsed, if necessary, to prevent the invalidation of any of the coverage provided by such insurance policies by reason of such mutual waiver. For the purpose of the foregoing waiver, the amount of any deductible applicable to any loss or damage shall be deemed covered by, and recoverable by the insured under the insurance policy to which such deductible relates. In the event that Tenant self-insures any risk which could have been insured against, or if Tenant fails to carry any insurance required to be carried by Tenant pursuant to this Lease, then all loss or damage to Tenant, its leasehold interest, its business, its property, the Premises or any additions or improvements thereto or contents thereof shall be deemed covered by and recoverable by Tenant under valid and collectible policies of insurance. Notwithstanding anything to the contrary herein, Landlord shall not be liable to the Tenant or any insurance company (by way of subrogation or otherwise) insuring the Tenant for any loss or damage to any property, or bodily injury or personal injury or any resulting loss of income or losses from worker’s compensation laws and benefits, even though such loss or damage might have been occasioned by the negligence of Landlord, its agents or employees, or Building Manager, if any such loss or damage was required to be covered by insurance pursuant to this Lease.

16.          Indemnity.    To the extent not expressly prohibited by law, neither Landlord nor Building Manager nor any of their respective officers, directors, employees, members, managers, or agents shall be liable to Tenant, or to Tenant’s agents, servants, employees, customers, licensees, or invitees for any injury to person or damage to property caused by any act, omission, or neglect of Tenant, its agents, servants, employees, customers, invitees, licensees or by any other person entering the Building or upon the Property under the invitation of Tenant (collectively, “Tenant Parties”) or arising out of the use of the Property, Building or Premises by Tenant and the conduct of its business or out of a default by Tenant in the performance of its obligations hereunder. Tenant hereby agrees to indemnify and hold Landlord and Building Manager and their respective officers, directors, employees, members, managers and agents (“Indemnitees”), harmless from all liability, claims, damages, judgments, suits, causes of action, losses, and expenses, including attorneys’ fees and court costs (collectively, “Indemnified Claims”) arising or resulting from (a) any act or omission of Tenant or any Tenant Parties, (b) the use of the Premises and Common Areas and conduct of Tenant’s business by Tenant or any Tenant Parties, or any other activity, work or thing done, permitted or suffered by Tenant or any Tenant Parties, in or about the Premises, the Building or elsewhere on the; and/or (c) any default by Tenant of any obligations on Tenant’s part to be performed under the terms of this Lease. Landlord agrees to indemnify and hold Tenant and its officers, directors, employees, members, managers and agents, harmless from all liability, claims, damages, judgments, suits, causes of action, losses, and expenses, including attorneys’ fees and court costs arising or resulting from (a) any act or omission of Landlord or Building Manager, (b) the use of the areas outside the Premises but within the Property, or any other activity, work or thing done, permitted or suffered by Landlord or Building Manager; and/or (c) any default by Landlord of any obligations on Landlord’s part to be performed under the terms of this Lease. The foregoing indemnities shall be enforceable to the full extent whether or not such liability and claims are the result of the sole, joint or concurrent acts, negligent or intentional, or otherwise, of the respective other parties. Landlord shall in no event be liable to Tenant for any consequential damages or for loss of revenue or income, unless such damages or loss of revenue are due to Landlord’s gross negligence or willful misconduct, and Tenant waives any and all claims for any such damages. Notwithstanding the terms of this Lease to the contrary, the terms of this Section shall survive the expiration or earlier termination of this Lease.

17.          Damages from Certain Causes.    To the extent not expressly prohibited by law, Landlord shall not be liable to Tenant or Tenant’s employees, contractors, agents, invitees or customers, for any injury to person or damage to property sustained by Tenant or any such party or any other person claiming through Tenant resulting from any accident or occurrence in the Premises or any other portion of the Building caused by the Premises or any other portion of the Building becoming out of repair or by defect in or failure of equipment, pipes, or wiring, or by broken glass, or by the backing up of drains, or by gas, water, steam, electricity, or oil leaking, escaping or flowing into the Premises (except where due to Landlord’s gross negligence or willful failure to make repairs required to be made pursuant to other provisions of this Lease, after the expiration of a reasonable time after written notice to Landlord of the need for such repairs), nor shall Landlord be liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of other tenants of the Building or of any other persons whomsoever, including, but not limited to riot, strike, insurrection, war, court order, requisition, order of any governmental body or authority, acts of God, fire or theft.

18.          Casualty Damage.  If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In case the Building shall be so damaged that substantial alteration or reconstruction of the Building shall, in Landlord’s reasonable opinion, be required (whether or not the Premises shall have been damaged by such casualty) or in the event there is less than two (2) years of the Lease Term remaining or in the event Landlord’s mortgagee should require that the insurance proceeds payable as a result of a casualty be applied to the payment of the mortgage debt or in the event of any material uninsured loss to the Building, either party may, at its option, terminate this Lease by notifying the other in writing of such termination within ninety (90) days after the date of such casualty. If neither party terminates this Lease, Landlord shall commence and proceed with reasonable diligence to restore the Building, and the improvements located within the Premises, if any, for which Landlord had financial responsibility pursuant to the Work Letter Agreement attached hereto as Exhibit D (except that Landlord shall not be responsible for delays not within the control of Landlord) to substantially the same condition in which it was immediately prior to the happening of the casualty. Notwithstanding the foregoing, Landlord’s obligation to restore the Building, and the improvements located within the Premises, if any, for which Landlord had financial responsibility pursuant to the Work Letter Agreement, shall not require Landlord to expend for such repair and restoration work more than the insurance proceeds actually received by the Landlord as a result of the casualty and Landlord’s obligation to restore shall be further limited so that Landlord shall not be required to expend for the repair and restoration of the improvements located within the Premises, if any, for which Landlord had financial responsibility pursuant to the Work Letter Agreement, more than the dollar amount of the Allowance, if any, described in the Work Letter Agreement. When the repairs described in the preceding two sentences have been completed by Landlord, Tenant shall complete the restoration of all improvements, including furniture, fixtures and equipment, which are necessary to permit Tenant’s reoccupancy of the Premises. Notwithstanding the foregoing, Lessee may, at its sole option, terminate this Lease on thirty (30) days’ written notice if the Premises have not been restored to substantially the same condition at the time of the loss within one hundred eighty (180) days following the date of the loss. Except as set forth above, all cost and expense of reconstructing the Premises shall be borne by Tenant, and Tenant shall present Landlord with evidence satisfactory to Landlord of Tenant’s ability to pay such costs prior to Landlord’s commencement of repair and restoration of the Premises. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, except that, subject to the provisions of the next sentence, Landlord shall allow Tenant an abatement or fair diminution of Rent during the time and to the extent the Premises are unfit for occupancy. This Lease sets forth the terms and conditions upon which this Lease may terminate in the event of any damage or destruction. Accordingly, the parties hereby waive the provisions of California Civil Code Section 1932, Subsection 2, and Section 1933, Subsection 4 (and any successor statutes thereof permitting the parties to terminate this Lease as a result of any damage or destruction).

19.          Condemnation.    If the whole or any substantial part of the Premises or if the Building or any portion thereof which would leave the remainder of the Building unsuitable for use as an office building comparable to its use on the Suite 350 Commencement Date, or if the land on which the Building is located or any material portion thereof, shall be taken or condemned for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, then Landlord or Tenant may, at its option, terminate this Lease by notifying the other in writing of such termination within ninety (90) days after such taking or condemnation, and the rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of said Premises or said portion of the Building or land shall occur. In the event this Lease is not terminated, the rent for any portion of the Premises so taken or condemned shall be abated during the unexpired term of this Lease effective when the physical taking of said portion of the Premises shall occur. All compensation awarded for any such taking or condemnation, or sale proceeds in lieu thereof, shall be the property of Landlord, and Tenant shall have no claim thereto, the same being hereby expressly waived by Tenant, except for any portions of such award or proceeds which are specifically allocated by the condemning or purchasing party for the taking of or damage to trade fixtures of Tenant, on account of Tenant’s moving and relocation expenses, or depreciation to and removal of Tenant’s Property, which amounts Tenant specifically reserves to itself. If less than a substantial part of the Premises shall be taken or condemned for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, the Lease shall not terminate and (1) the Landlord shall with all reasonable speed so restore and repair the remainder of the Premises as to make the

Premises as suitable for the Tenant’s purposes as the Premises were prior to the date of such taking and (2) from and after the date of such taking the Base Rent, Additional Rent and all other charges provided for hereunder shall be reduced pro rata to the extent that the Tenant has been deprived of the use of the Premises by the taking or condemnation.

This Lease sets forth the terms and conditions upon which this Lease may terminate in the event of a taking. Accordingly, the parties waive the provisions of the California Code of Civil Procedure Section 1265.130 and any successor or similar statutes permitting the parties to terminate this Lease as a result of a taking.

20.          Hazardous Substances.

A.             Except as otherwise permitted under Section 4 of Exhibit E, Tenant hereby represents and covenants to Landlord the following: No toxic or hazardous substances or wastes, pollutants or contaminants (including, without limitation, asbestos, urea formaldehyde, the group of organic compounds known as polychlorinated biphenyls, petroleum products including gasoline, fuel oil, crude oil and various constituents of such products, radon, and any hazardous substance as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 9601-9657, as amended (“CERCLA”) (collectively, “Hazardous Substances”) other than customary office supplies and cleaning supplies stored and handled within the Premises in accordance with all applicable laws, will be generated, treated, stored, released or disposed of, or otherwise placed, deposited in or located on the Property, and no activity shall be taken on the Property, by Tenant, its agents, employees, invitees or contractors, that would cause or contribute to (i) the Property or any part thereof to become a generation, treatment, storage or disposal facility within the meaning of or otherwise bring the Property within the ambit of the Resource Conservation and Recovery Act of 1976 (“RCRA”), 42 U.S.C. 5901 et seq., or any similar state law or local ordinance, (ii) a release or threatened release of Hazardous Substances, from the Property or any part thereof within the meaning of, or otherwise result in liability in connection with the Property within the ambit of CERCLA, or any similar state law or local ordinance, or (iii) the discharge of Hazardous Substances into any water source or system, the dredging or filling of any waters, or the discharge into the air of any emissions, that would require a permit under the Federal Water Pollution Control Act, 33 U.S.C. 1251 et seq., or the Clean Air Act, 42 U.S.C. 7401 et seq., or any similar state law or local ordinance.

B.             Tenant agrees to indemnify and hold Indemnitees (as defined in Section 16) harmless from and against and to reimburse Indemnitees with respect to, any and all claims, demands, causes of action, loss, damage, liabilities, costs and expenses (including attorneys’ fees and court costs) of any and every kind or character, known or unknown, fixed or contingent, asserted against or incurred by Landlord at any time and from time-to-time by reason of or arising out of the breach of any representation or covenant contained in Section 20.A above. Notwithstanding the foregoing, Tenant shall not have any liability to Landlord under this Section resulting from any conditions existing, or events occurring, or any Hazardous Substances existing or generated, at, in, on, under or in connection with the Premises prior to the date of Tenant’s occupancy of the same except to the extent Tenant exacerbates the same. Landlord warrants and represents to Tenant that, to Landlord’s actual knowledge as of the date hereof, Landlord has complied with, and will continue to comply with, all federal, state and local environmental laws, rules, regulations, and statutes applicable to the Premises or the use thereof. Landlord further represents and warrants to Tenant that to Landlord’s actual knowledge, the Premises is free from all Hazardous Substances.

C.             Tenant shall immediately notify Landlord in writing of any release or threatened release of Hazardous Substances of which Tenant has knowledge whether or not the release is in quantities that would require under law the reporting of such release to a governmental or regulatory agency.

D.             Tenant shall also immediately notify Landlord in writing of, and shall contemporaneously provide Landlord with a copy of:

(1)	Any written notice of release of Hazardous Substances on the Property that is provided by Tenant or any subtenant or other occupant if the Premises to a governmental or regulatory agency;

(2)

Any notice of a violation, or a potential or alleged violation, of any Environmental Law (hereinafter defined) that is received by Tenant or any subtenant or other occupant of the Premises from any governmental or regulatory agency;

(3)

Any inquiry, investigation, enforcement, cleanup, removal, or other action that is instituted or threatened by a governmental or regulatory agency against Tenant or any subtenant or other occupant of the Premises and that relates to the release or discharge of Hazardous Substances on or from the Property;

(4)

Any claim that is instituted or threatened by any third-party against Tenant or any subtenant or other occupant of the Premises and that relates to any release or discharge of Hazardous Substances on or from the Property; and

(5)	Any notice of the loss of any environmental operating permit by Tenant or any subtenant or other occupant of the Premises.

E.             As used herein “Environmental Laws” mean all present and future federal, state and municipal laws, ordinances, rules and regulations applicable to environmental and ecological conditions, and the rules and regulations of the U.S. Environmental Protection Agency, and any other federal, state or municipal agency, or governmental board or entity relating to environmental matters.

21.          Americans with Disabilities Act.    Tenant agrees to comply with all requirements of the Americans with Disabilities Act (Public Law (July 26, 1990) (“ADA”) within the Premises and such other current acts or other subsequent acts, (whether federal or state) addressing like issues as are enacted or amended.

22.          Events of Default.

A.             The following events shall be deemed to be “Events of Default” under this Lease:

(1)

Tenant shall fail to pay within five (5) days after receipt of written notice from Landlord any Base Rent, Additional Rent or other amount payable by Tenant to Landlord under this Lease (hereinafter sometimes referred to as a “Monetary Default”).

(2)

Any failure by Tenant (other than a Monetary Default) to comply with any term, provision or covenant of this Lease, which failure is not cured within thirty (30) days after delivery to Tenant of notice of the occurrence of such failure provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure, Section 1161 and provided further that, if the term, condition, covenant or obligation to be performed by Tenant is of such nature that the same cannot reasonably be performed within such thirty-day period, such default shall be deemed to have been cured if Tenant commences such performance within said thirty-day period and thereafter diligently undertakes to complete the same, and in fact, completes same within sixty (60) days after notice.

(3)

Tenant shall (a) become insolvent, (b) make a transfer in fraud of creditors (c) make an assignment for the benefit of creditors, (d) admit in writing its inability to pay its debts as they become due, (e) file a petition under any section or chapter of the United States Bankruptcy Code, as amended, pertaining to bankruptcy, or under any similar law or statute of the United States or any State thereof, or Tenant shall be adjudged bankrupt or insolvent in proceedings filed against Tenant; or a petition or answer proposing the adjudication of Tenant as a bankrupt or its reorganization under any present or future federal or state bankruptcy or similar law shall be filed in any court and such petition or answer shall not be discharged or denied within sixty (60) days after the filing thereof.

(4)

A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant or of the Premises or of any of Tenant’s property located thereon in any proceeding brought by Tenant, or any such receiver or trustee shall be appointed in any proceeding brought against Tenant and shall not be discharged within sixty (60) days after such appointment or Tenant shall consent to or acquiesce in such appointment.

(5)	The leasehold estate hereunder shall be taken on execution or other process of law in any action against Tenant.

(6)	Tenant shall abandon or vacate any substantial portion of the Premises for a period of thirty (30) consecutive days following receipt of written notice from Landlord.

(7)	The liquidation, termination, or dissolution of Tenant.

B.             It shall be a default and breach of this Lease by Landlord if it shall fail to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease for a period of thirty (30) days after notice thereof from Tenant; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is of such a nature that the same cannot reasonably be performed within such thirty-day period, such default shall be deemed to have been cured if Landlord commences such performance within said thirty-day period and thereafter diligently undertakes to complete the same. Upon the occurrence of any such default, Tenant may sue for injunctive relief or to recover damages for any loss resulting from the breach, in addition to any and all rights and remedies Tenant may have under law and equity.

23.          Remedies.

A.             Upon the occurrence of any event or events of default under this Lease, in addition to all other remedies that may be available to Landlord at law or in equity, Landlord shall have the option to pursue any one or more of the following remedies without any notice (except as expressly prescribed herein) or demand for possession whatsoever (and without limiting the generality of the foregoing, except as otherwise expressly provided in this Lease, Tenant hereby specifically waives notice and demand for payment of rent or other obligations due and waives any and all other notices or demand requirements imposed by applicable law):

(1)

Terminate this Lease upon written notice to Tenant, in which event Landlord may recover from Tenant: (i) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus (ii) the worth at the time of the award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom including, but not limited to: unamortized tenant improvement costs; reasonable attorneys’ fees; reasonable brokers’ commissions; the reasonable costs of refurbishment, alterations, renovation and repair of the Premises; and reasonable costs associated with the removal (including the repair of any damage caused by such removal) and storage (or disposal) of Tenant’s personal property, equipment, fixtures, Tenant alterations, tenant improvements and any other items which Tenant is required under this Lease to remove but does not remove.

As used in Paragraphs 23A(l)(i) and 23A(l)(ii) above, the “worth at the time of award” is computed by allowing interest at the Default Rate set forth in Paragraph 1. As used in Paragraph 23A(1)(iii) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

If Landlord notifies Tenant of its election to terminate this Lease in accordance with the foregoing paragraph, Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to surrender the Premises upon termination of the Lease hereunder, Landlord may without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying said Premises, or any part thereof, by force, if necessary, without being liable for prosecution or any claim of damages therefor, and Tenant hereby agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise, specifically including but not limited to all Costs of Reletting (hereinafter defined) and any deficiency that may arise by reason of any reletting.

(2)

Without terminating this Lease, enter upon and take possession of the Premises and expel or remove Tenant or any other person who may be occupying said Premises, or any part thereof, by force, if necessary, without having any civil or criminal liability therefor and without terminating this Lease. Landlord shall make reasonable efforts to relet the Premises or any part thereof for the account of Tenant, in the name of Tenant or Landlord or otherwise, without notice to Tenant for such term or terms which may be greater or less than the period which would otherwise have constituted the balance of the Lease Term and on such conditions (which may include concessions or free rent) and for such uses as Landlord in its absolute discretion may determine, and Landlord may collect and receive any rents payable by reason of such reletting. Tenant agrees to pay Landlord on demand all Costs of Reletting and any deficiency that may arise by reason of such reletting. Landlord shall not be responsible or liable for any failure to relet the Premises or any part thereof or for any failure to collect any rent due upon any such reletting. No such re-entry or taking of possession of the Premises by Landlord shall be construed as an election on Landlord’s part to terminate this Lease unless a written notice of such termination is given to Tenant. If Landlord elects to terminate Tenant’s right to possession of the Premises without terminating this Lease, Tenant shall continue to be liable for all rent and Landlord shall use reasonable efforts to relet the Premises or any part thereof to a substitute tenant or tenants for a period of time equal to or lesser or greater than the remainder of the Term on whatever terms and conditions Landlord, in Landlord’s good faith discretion, deems advisable. For purposes hereof, Landlord shall be deemed to have used “reasonable efforts” to relet if Landlord places its customary “For Lease” sign within the Premises and places the Premises for lease with a reputable broker. In no event shall Landlord be obligated to lease the Premises in priority to other space within the Building.

(3)

Enter upon the Premises, after reasonable notice to Tenant, and do whatever Tenant is obligated to do under the terms of this Lease and Tenant agrees to reimburse Landlord on demand for any expense which Landlord may incur in thus affecting compliance with Tenant’s obligations under this Lease together with interest at the Default Rate and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, unless caused by the gross negligence or willful misconduct of Landlord or its agents or employees.

(4)

Continue this Lease in full force and effect, whether or not Tenant shall have abandoned the Premises. The foregoing remedy shall also be available to Landlord pursuant to California Civil Code Section 1951.4, and any successor statute thereof, in the event Tenant has abandoned the Premises. If Landlord elects to continue this Lease in full force and effect pursuant to this Paragraph 23 A(4), then Landlord shall be entitled to enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due. Landlord’s election not to terminate this Lease pursuant to this

Paragraph 23A(4) or pursuant to any other provision of this Lease, at law or in equity, shall not preclude Landlord from subsequently electing to terminate this Lease or pursuing any of its other remedies. In order to regain possession of the Premises and to deny Tenant access thereto, Landlord or its agent may, at the expense and liability of the Tenant, alter or change any or all locks or other security devices controlling access to the Premises without posting or giving notice of any kind to Tenant. Landlord shall have no obligation to provide Tenant a key or grant Tenant access to the Premises so long as Tenant is in default under this Lease. Tenant shall not be entitled to recover possession of the Premises, terminate this Lease, or recover any actual, incidental, consequential, punitive, statutory or other damages or award of attorneys’ fees, by reason of Landlord’s alteration or change of any lock or other security device and the resulting exclusion from the Premises of the Tenant or Tenant’s agents, servants, employees, customers, licensees, invitees or any other persons from the Premises. Landlord may, without notice, remove and either dispose of or store, at Tenant’s expense, any property belonging to Tenant that remains in the Premises after Landlord has regained possession thereof.

B.             For purposes of this Lease, the term “Costs of Reletting” shall mean all reasonable costs and expenses incurred by Landlord in connection with the reletting of the Premises, including without limitation the cost of cleaning, renovation, repairs, decoration and alteration of the Premises for a new tenant or tenants, advertisement, marketing, brokerage and legal fees, the cost of protecting or caring for the Premises while vacant, the cost of removing and storing any property located on the Premises, any increase in insurance premiums caused by the vacancy of the Premises and any other out-of-pocket expenses incurred by Landlord including tenant inducements such as the cost of moving the new tenant or tenants and the cost of assuming any portion of the existing lease(s) of the new tenant(s).

C.             Except as otherwise herein provided, no repossession or re-entering on the Premises or any part thereof pursuant to subparagraph (b) hereof or otherwise shall relieve Tenant of its liabilities and obligations hereunder, all of which shall survive such repossession or re-entering. Notwithstanding any such repossession or re-entering on the Premises or any part thereof by reason of the occurrence of an event of default, Tenant will pay to Landlord the Base Rent and other rent or other sum required to be paid by Tenant pursuant to this Lease.

D.             No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing by agreement, applicable law or in equity. In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the covenants, agreements, conditions or provisions of this Lease, or to a decree compelling performance of any of the other covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.

E.             This Paragraph 23 shall be enforceable to the maximum extent such enforcement is not prohibited by applicable law, and the unenforceability of any portion thereof shall not thereby render unenforceable any other portion. To the extent any provision of applicable law requires some action by Landlord to evidence or effect the termination of this Lease or to evidence the termination of Tenant’s right of occupancy, Tenant and Landlord hereby agree that written notice by Landlord to any of Tenant’s agents, servants or employees, which specifically sets forth Landlord’s intention to terminate, shall be sufficient to evidence and effect the termination herein provided for.

F.             All property of Tenant removed from the Premises by Landlord pursuant to any provision of this Lease or applicable law may be handled, removed or stored by Landlord at the cost and expense of Tenant, and Landlord shall not be responsible in any event for the value, preservation or safekeeping thereof. Tenant shall pay Landlord for all expenses incurred by Landlord with respect to such removal and storage so long as the same is in Landlord’s possession or under Landlord’s control. All such property not removed from the Premises or retaken from storage by Tenant within thirty (30) days after the end of the Term or the termination of Tenant’s right to possession of the Premises, however terminated, at Landlord’s option, shall be conclusively deemed to have been conveyed by Tenant to Landlord as by bill of sale without further payment or credit by Landlord to Tenant.

G.            Tenant hereby grants to Landlord a first lien upon the interest of Tenant under this Lease to secure the payment of moneys due under this Lease, which lien may be enforced in equity, and Landlord shall be entitled as a matter of right to have a receiver appointed to take possession of the Premises and relet the same under order of court.

H.            If Tenant is adjudged bankrupt, or a trustee in bankruptcy is appointed for Tenant, Landlord and Tenant, to the extent permitted by law, agree to request that the trustee in bankruptcy determine within sixty (60) days thereafter whether to assume or to reject this Lease.

I.             The receipt by Landlord of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant’s check or any letter accompanying Tenant’s check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord’s right to recover the balance of the rent due or to pursue any other remedies provided in this lease. The acceptance by Landlord of rent hereunder shall not be construed to be a waiver of any breach by Tenant of any term, covenant or condition of this Lease. No act or omission by Landlord or its employees or agents during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

J.             In the event of any litigation between Tenant and Landlord to enforce any provision of this Lease or any right of either party hereto, the unsuccessful party to such litigation shall pay to the successful party all costs and expenses, including reasonable attorney’s fees, incurred therein. Furthermore, if Landlord, without fault, is made a party to any litigation instituted by or against Tenant, Tenant shall indemnify Landlord against, and protect, defend, and save it harmless from, all costs and expenses, including reasonable attorneys’ fees, incurred by it in connection therewith. If Tenant, without fault, is made party to any litigation instituted by or against Landlord, Landlord shall indemnify Tenant against, and protect, defend, and save it harmless from, all costs and expenses, including reasonable attorney’s fees, incurred by it in connection therewith.

K.            Notwithstanding anything to the contrary in this Section 23, Landlord agrees that so long as Landlord has received prior written notice of the identity and address of any “Major Customer” of Tenant, i.e., any party whose equipment occupies a minimum of forty percent (40%) of the Rentable Area of the Premises, such Major Customer shall have the right to cure any default or breach by Tenant within the same cure period provided to Tenant under this Lease. Accordingly, in the event of a breach by Tenant of its obligations under this Lease, Landlord shall concurrently send notice of Tenant’s default to Tenant and any Major Customer. If the Event of Default remains uncured by Tenant or the Major Customer as of the expiration of the applicable cure period, Landlord shall have the immediate right to exercise any and all remedies under this Lease or at law or in equity against Tenant. Nothing contained in this Section K or elsewhere in this Lease shall be construed to create any rights to possession in favor of any of Tenant’s Customers, all such possessory interests being derived solely as a license from Tenant valid only so long as this Lease and Tenant’s possessory rights are in full force and effect.

24.          No Waiver.  Failure of Landlord to declare any default immediately upon its occurrence, or delay in taking any action in connection with an event of default, shall not constitute a waiver of such default, nor shall it constitute an estoppel against Landlord, but Landlord shall have the right to declare the default at any time and take such action as is lawful or authorized under this Lease. Failure by Landlord to enforce its rights with respect to any one default shall not constitute a waiver of its rights with respect to any subsequent default. Receipt by Landlord of Tenant’s keys to the Premises shall not constitute an acceptance of surrender of the Premises.

25.          Peaceful Enjoyment.    Tenant shall, and may peacefully have, hold, and enjoy the Premises, subject to the other terms hereof, provided that Tenant pays the Rent and other sums herein recited to be paid by Tenant and timely performs all of Tenant’s covenants and agreements herein contained. This covenant and any and all other covenants of Landlord shall be binding upon Landlord and its successors only with respect to breaches occurring during its or their respective periods of ownership of the Landlord’s interest hereunder.

26.          Substitution.  Intentionally omitted.

27.          Holding Over.  In the event of holding over by Tenant after expiration or other termination of this Lease or in the event Tenant continues to occupy the Premises after the termination of Tenant’s right of possession pursuant to Section 23.A(3) hereof, occupancy of the Premises subsequent to such termination or expiration shall be that of a month-to-month tenancy, which tenancy may be terminated by either party by giving the other party thirty (30) days prior written notice. Tenant shall, throughout the entire holdover period, be subject to all the terms and provisions of this Lease and shall pay for its use and occupancy an amount (on a per month basis without reduction for any partial months during any such holdover) equal to (i) for the first thirty (30) days of any such holdover by Tenant, 125% of the Base Rent and Additional Rent, (ii) for the second thirty (30) days of any such holdover by Tenant, 150% of the Base Rent and Additional Rent, and (iii) after sixty (60) days total of any such holdover by Tenant, 200% of the Base Rent and Additional Rent, which would have been applicable had the Lease Term continued through the period of such holding over by Tenant. No holding over by Tenant or payments of money by Tenant to Landlord after the expiration of the Lease Term shall be construed to extend the Lease Term or prevent Landlord from recovery of immediate possession of the Premises by summary proceedings or otherwise unless Landlord has sent written notice to Tenant that Landlord has elected to extend the Lease Term. In addition to the obligation to pay the amounts set forth above during any such holdover period, Tenant shall also be liable to Landlord for all damages, including, without limitation, any consequential damages, which Landlord may suffer by reason of any holding over by Tenant and Tenant shall also indemnify Landlord against any and all claims made by any other tenant or prospective tenant against Landlord for delay by Landlord in delivering possession of the Premises to such other tenant or prospective tenant. Nothing contained in this Section 27 shall be construed to imply that Tenant has the right to hold over for any period of time without Landlord’s prior written consent.

28.          Subordination to Mortgage/Estoppel Certificate.   Tenant accepts this Lease subject and subordinate to any mortgage, deed of trust or other lien presently existing or hereafter arising upon the Premises, or upon the Building and/or the Property and to any renewals, modifications, refinancings and extensions thereof, but Tenant agrees that any such mortgagee shall have the right at any time to subordinate such mortgage, deed of trust or other lien to this Lease on such terms and subject to such conditions as such mortgagee may deem appropriate in its discretion and Tenant agrees to attorn to any such mortgagee or purchaser that may become successor to Landlord following a foreclosure of any such mortgage or deed of trust or sale by deed in lieu of foreclosure. The provisions of the foregoing sentence shall be self-operative and no further instrument of subordination or attornment shall be required. However, Landlord is hereby irrevocably vested with full power and authority to subordinate this Lease to any mortgage, deed of trust or other lien now existing or hereafter placed upon the Premises, or the Building and/or the Property and Tenant agrees within ten (10) days after demand to execute such further instruments evidencing the subordination of this Lease and Tenant’s agreement to attorn to the holder of any such liens as Landlord may request. In the event that Tenant should fail to execute any subordination and attornment or other agreement required by this Section promptly as requested, Tenant hereby irrevocably constitutes Landlord as its attorney-in- fact to execute such instrument in Tenant’s name, place and stead, it being agreed that such power is one coupled with an interest in Landlord and is accordingly irrevocable. Notwithstanding anything herein to the contrary, Tenant’s subordination of this Lease is contingent on Landlord obtaining appropriate non-disturbance agreements in favor of Tenant from all existing and any further holders of mortgages on the Premises. The parties hereto each agree that it will from time-to-time upon request by the other to execute and deliver to such persons as such requesting party shall indicate a statement in recordable form certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), stating the dates to which rent and other charges payable under this Lease have been paid, stating that the requesting party is not in default hereunder (or if such other party alleges a default stating the nature of such alleged default) and further stating such other matters as such requesting party shall reasonably require. Tenant agrees periodically to furnish within ten (10) days after so requested by Landlord, ground lessor or the holder of any deed of trust, mortgage or security agreement covering the Building, the Property, or any interest of Landlord therein, a certificate signed by Tenant certifying (a) that this Lease is in full force and effect and unmodified (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (b) as to the Suite 350 Commencement Date and the Suite 400/425 Commencement Date and the date through which Base Rent and Tenant’s Additional Rent have been paid, (c) that Tenant has accepted possession of the Premises and that any improvements required by the terms of this Lease to be made by Landlord have been completed to the satisfaction of Tenant, (d) that except as stated in the certificate no rent has been paid more than thirty (30) days in advance of its due date, (e) that the address for notices to be sent to Tenant is as set forth in this Lease (or has been changed by notice duly given and is as set forth in the certificate), (f) that except as stated in the certificate, Tenant, as of the date of such certificate, has no charge, lien, or claim of offset against rent due or to become due, (g) that except as stated in the certificate, Landlord is not then in default under this Lease, (h) as to the amount of the Approximate Rentable Area of the Premises then occupied by Tenant, (i) that there are no renewal or extension options, purchase options, rights of first refusal or the like in favor of Tenant except as set forth in this Lease, (j) the amount and nature of accounts payable to Landlord under terms of this Lease, and (k) as to such other matters as may be requested by Landlord or ground lessor or the holder of any such deed of trust, mortgage or security agreement. Any such certificate may be relied upon by any ground lessor, prospective purchaser, secured party, mortgagee or any beneficiary under any mortgage, deed of trust on the Building or the Property or any part thereof or interest of Landlord therein.

29.          Notice.   Any notice required or permitted to be given under this Lease or by law shall be deemed to have been given if it is written and delivered in person or mailed by registered or certified mail, postage prepaid, or sent by a nationally recognized overnight delivery service to the party who is to receive such notice at the address specified in Section 1.R. of this Lease. When so mailed, the notice shall be deemed to have been given three (3) business days after the date it was mailed. When sent by overnight delivery service, the notice shall be deemed to have been given on the next business day after deposit with such overnight delivery service. The address specified in Section 1.R. of this Lease may be changed from time to time by giving written notice thereof to the other party. Neither party hereto shall be required to send any notice, request, demand, consent, approval, or other communication required or permitted under this Lease to more than two (2) other addresses in addition to the Premises.

30.          Landlord’s Lien.  [INTENTIONALLY DELETED]

31.          Surrender of Premises.  Subject to Section 4 of Exhibit E, upon the termination, whether by lapse of time or otherwise, or upon any termination of Tenant’s right to possession without termination of the Lease, Tenant will at once surrender possession and vacate the Premises, together with all Leasehold Improvements (except those Leasehold Improvements Tenant is required to remove pursuant to Section 8 hereof), to Landlord in good condition and repair, ordinary wear and tear and damage by unavoidable casualty excepted; conditions existing because of Tenant’s failure to perform maintenance, repairs or replacements as required of Tenant under this Lease shall not be deemed “reasonable wear and tear.” Tenant shall surrender to Landlord all keys to the Premises and make known to Landlord the explanation of all combination locks which Tenant is permitted to leave on the Premises. Subject to the Landlord’s rights under Section 23 hereof, if Tenant fails to remove any of Tenant’s Property within one (1) day after the termination of this Lease, or Tenant’s right to possession hereunder, Landlord, at Tenant’s sole cost and expenses, shall be entitled to remove and/or store such Tenant’s Property and Landlord shall be in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay Landlord, upon demand, any and all reasonable expenses caused by such removal and all storage charges against such property so long as the same shall be in possession of Landlord or under the control of Landlord. In addition, if Tenant fails to remove any Tenant’s Property from the Premises or storage, as the case may be, within ten (10) days after written notice from Landlord, Landlord, at its option, may deem all or any part of such Tenant’s Property to have been abandoned by Tenant and title thereof shall immediately pass to Landlord under this Lease as by a bill of sale.

32.          Rights Reserved to Landlord.  Landlord reserves the following rights, exercisable without notice, except as provided herein, and without liability to Tenant for damage or injury to property, person or business and without affecting an eviction or disturbance of Tenant’s use or possession or giving rise to any claim for setoff or abatement of rent or affecting any of Tenant’s obligations under this Lease, provided the same do not materially interfere with Tenant’s use of the Premises: (1) upon thirty (30) days prior notice to change the name or street address of the Building; (2) to install and maintain signs on the exterior and interior of the Building; (3) to designate and approve window coverings to present a uniform exterior appearance; (4) to make any alterations, additions, improvements to the Building or Property, or any part thereof (including, with prior notice, the Premises) which Landlord shall deem necessary for the safety, protection, preservation or improvement of the Building or Property, or as Landlord may be required to do by law; (5) to have access to the Premises, as provided for in Section 12 herein, at reasonable hours to perform its duties and obligations and to exercise its rights under this Lease; (6) to retain at all times and to use in appropriate instances, pass keys to all locks within and to the Premises; (7) to approve the weight, size, or location of heavy equipment, or articles within the Premises; (8) to restrict access to the Building at all times other than Normal Business Hours subject to Tenant’s right to admittance at all times under such regulations as Landlord may prescribe from time to time, or to close (temporarily or permanently) any of the entrances to the Building; provided Landlord shall have the right to restrict or prohibit access to the Building or the Premises at any time Landlord determines it is necessary to do so to minimize the risk of injuries or death to persons or damage to property (9) to change the arrangement and/or location of entrances of passageways, doors and doorways, corridors, elevators, stairs, toilets and public parts of the Building or Property; (10) to regulate access to telephone, electrical and other utility closets in the Building and to require use of designated contractors for any work involving access to the same;

(11) intentionally omitted; (12) to grant to anyone the exclusive right to conduct any business or undertaking in the Building provided Landlord’s exercise of its rights under this clause 12, shall not be deemed to prohibit Tenant from the operation of its business in the Premises and shall not constitute a constructive eviction; (13) to designate all sources furnishing sign painting or lettering; (14) to use, maintain, repair, and replace pipes, ducts, conduits, wires and appurtenant meters and equipment above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas of the Building; and (15) to make changes to the Building and all appurtenant areas, including, without limitation, to the design and layout of the driveways, entrances, loading and unloading areas, direction of traffic, landscaped areas and walkways, parking spaces and parking areas.

33.          Event of Bankruptcy.  In addition to, and in no way limiting, the other remedies set forth herein Landlord and Tenant agree that if Tenant ever becomes the subject of a voluntary or involuntary bankruptcy, reorganization, composition, or other similar type proceeding under the federal bankruptcy laws, as now enacted or hereinafter amended, then:

A.             “Adequate protection” of Landlord’s interest in the Premises pursuant to the provisions of Sections 361 and 363 (or their successor sections) of the Bankruptcy Code, 11 U.S.C. Paragraph 101, et seq. (such Bankruptcy Code as amended from time-to-time being herein referred to as the “Bankruptcy Code”), prior to assumption and/or assignment of the Lease by Tenant shall include, but not be limited to all (or any part) of the following:

(1)	the continued payment by Tenant of the Base Rent and all other rent due and owing hereunder and the performance of all other covenants and obligations hereunder by Tenant;

(2)

the hiring of security guards to protect the Premises if Tenant abandons and/or ceases operations; such obligation of Tenant only to be effective so long as Tenant remains in possession and control of the Premises to the exclusion of Landlord;

(3)	the furnishing of an additional/new Security Deposit by Tenant in the amount of three (3) times the then-current monthly Base Rent and other rent payable hereunder.

B.             “Adequate assurance of future performance” by Tenant and/or any assignee of Tenant pursuant to Bankruptcy Code Section 365 will include (but not be limited to) payment of an additional/new Security Deposit in the amount of three (3) times the then-current Base Rent payable hereunder.

C.             Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code, shall be deemed without further act or deed to have assumed all of the obligations of Tenant arising under this Lease on and after the effective date of such assignment. Any such assignee shall, upon demand by Landlord, execute and deliver to Landlord an instrument confirming such assumption of liability.

D.             Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of the Landlord under this Lease, whether or not expressly denominated as “rent”, shall constitute “rent” for the purposes of Section 502(b)(6) of the Bankruptcy Code.

E.            If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations payable or otherwise to be delivered to Landlord (including Base Rents and other rent hereunder), shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the bankruptcy estate of Tenant. Any and all monies or other considerations constituting Landlord’s property under the preceding sentence not paid or delivered to Landlord shall be held in trust by Tenant or Tenant’s bankruptcy estate for the benefit of Landlord and shall be promptly paid to or turned over to Landlord.

F.            If Tenant assumes this Lease and proposes to assign the same pursuant to the provisions of the Bankruptcy Code to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to the Tenant, then notice of such proposed offer/assignment, setting forth (i) the name and address of such person or entity; (ii) all of the terms and conditions of such offer, and (iii) the adequate assurance to be provided Landlord to assure such person’s or entity’s future performance under the Lease, shall be given to Landlord by Tenant no later than twenty (20) days after receipt by Tenant, but in any event no later than ten (10) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assumption and assignment, and Landlord shall thereupon have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such persons or entity, less any brokerage commission which may be payable out of the consideration to be paid by such person for the assignment of this Lease.

G.            To the extent permitted by law, Landlord and Tenant agree that this Lease is a contract under which applicable law excuses Landlord from accepting performance from (or rendering performance to) any person or entity other than Tenant within the meaning of Sections 365(c) and 365(e)(2) of the Bankruptcy Code.

34.          Miscellaneous.

A.            If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

B.            Tenant agrees not to record this Lease or any short form or memorandum hereof.

C.            This Lease and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the laws of the state in which the Building is located.

D.            Events of “Force Majeure” shall include strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions, or any other cause whatsoever beyond the control of Landlord or Tenant, as the case may be. Whenever a period of time is herein prescribed for the taking of any action by Landlord or Tenant (other than the payment of Rent and all other such sums of money as shall become due hereunder), such party shall not be liable or responsible for, there shall be excluded from the computation of such period of time, any delays due to events of Force Majeure.

E.            Except as expressly otherwise herein provided, with respect to all required acts of Landlord and Tenant, time is of the essence of this Lease.

F.            Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations hereunder and in the Building and Property referred to herein, so long as the successor owner/landlord assumes and agrees to perform all of Landlord’s duties hereunder, and in such event and upon such transfer Landlord shall be released from any further obligations hereunder to the extent such obligations arise after the date of such transfer or assignment, and Tenant agrees to look solely to such successor in interest of Landlord for the performance of such obligations to the extent such obligations arise after the date of such transfer or assignment. Notwithstanding the foregoing, any such successor owner/landlord shall remain obligated to Tenant for any and all deposits paid by Tenant hereunder until such time as said deposits are transferred to and accepted by any new owner/landlord and notice of such transfer and acceptance is given to Tenant.

G.            Each party represents and warrants to the other, that, to its knowledge, no broker, agent or finder other than Grubb & Ellis, who will be paid by Tenant, (a) negotiated or was instrumental in negotiating or consummating this Lease on its behalf, and (b) is or might be entitled to a commission or compensation in connection with this Lease. Any broker, agent or finder of Tenant whom Tenant has failed to disclose herein shall be paid by Tenant. Tenant shall indemnify, defend (by counsel reasonably approved in writing by Landlord) and hold Landlord harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys’ fees and court costs) resulting from any breach by Tenant of the foregoing representation, including, without limitation, any claims that may be asserted against Landlord by any broker, agent or finder undisclosed by Tenant herein. Landlord shall indemnify, defend (by counsel reasonably approved in writing by Tenant) and hold Tenant harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys’ fees and court costs) resulting from any breach by Landlord of the foregoing representation, including, without limitation, any claims that may be asserted against Tenant by any broker, agent or finder undisclosed by Landlord herein. The foregoing indemnities shall survive the expiration or earlier termination of this Lease.

H.            If there is more than one Tenant, or if the Tenant as such is comprised of more than one person or entity, the obligations hereunder imposed upon Tenant shall be joint and several obligations of all such parties. All notices, payments, and agreements given or made by, with or to any one of such persons or entities shall be deemed to have been given or made by, with or to all of them.

I.             The individual signing this Lease on behalf of Tenant represents (1) that such individual is duly authorized to execute or attest and deliver this Lease on behalf of Tenant in accordance with the organizational documents of Tenant; (2) that this Lease is binding upon Tenant; (3) that Tenant is duly organized and legally existing in the state of its organization, and is qualified to do business in the state in which the Premises is located; (4) that upon request, Tenant will provide Landlord with true and correct copies of all organizational documents of Tenant, and any amendments thereto; and (5) that the execution and delivery of this Lease by Tenant will not result in any breach of, or constitute a default under any mortgage, deed of trust, lease, loan, credit agreement, partnership agreement or other contract or instrument to which Tenant is a party or by which Tenant may be bound. If Tenant is a corporation, Tenant will, prior to the Suite 350 Commencement Date, deliver to Landlord a copy of a resolution of Tenant’s board of directors authorizing or ratifying the execution and delivery of this Lease, which resolution will be duly certified to Landlord’s satisfaction by the secretary or assistant secretary of Tenant. The individual signing this Lease on behalf of Landlord represents (1) that such individual is duly authorized to execute or attest and deliver this Lease on behalf of Landlord in accordance with the organizational documents of Landlord, that Landlord is duly authorized to act as an agent on behalf of the tenant-in-common owners of the Property and that such tenant-in-common owners own fee simple title to the Property; (2) that this Lease is binding upon Landlord, in its capacity as agent for the tenant-in-common owners of the Property; (3) that Landlord is duly organized and legally existing in the state of its organization, and is qualified to do business in the state in which the Premises is located; (4) that upon request, Landlord will provide Tenant Landlord with true and correct copies of all organizational documents of Landlord, and any amendments thereto; and (5) that the execution and delivery of this Lease by Landlord will not result in any breach of, or constitute a default under any mortgage, deed of trust, lease, loan, credit agreement, partnership agreement or other contract or instrument to which Landlord is a party or by which Landlord may be bound, including, but not limited to, any and all agreements between Landlord and the tenant-in-common owners of the Property.

J.             Tenant acknowledges that the financial capability of Tenant to perform its obligations hereunder is material to Landlord and that Landlord would not enter into this Lease but for its belief, based on its review of Tenant’s financial statements, that Tenant is capable of performing such financial obligations. Tenant hereby represents, warrants and certifies to Landlord that its financial statements previously furnished to Landlord were at the time given true and correct in all material respects and that there have been no material subsequent changes thereto as of the date of this Lease.

K.            Notwithstanding anything to the contrary contained in this Lease, the expiration of the Lease Term, whether by lapse of time or otherwise, shall not relieve Tenant from Tenant’s obligations accruing prior to the expiration of the Lease Term, and such obligations shall survive any such expiration or other termination of the Lease Term.

L.            Landlord has delivered a copy of this Lease to Tenant for Tenant’s review only, and the delivery hereof does not constitute an offer to Tenant or an option. This Lease shall not be effective until an original of this Lease executed by both Landlord and Tenant is delivered to and accepted by Landlord, and this Lease has been approved by Landlord’s mortgagee, if required. This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

M.            Landlord and Tenant understand, agree and acknowledge that (i) this Lease has been freely negotiated by both parties; and (ii) in any controversy, dispute or contest over the meaning, interpretation, validity, or enforceability of this Lease or any of its terms or conditions, there shall be not inference, presumption, or conclusion drawn whatsoever against either party by virtue of that party having drafted this Lease or any portion thereof.

N.            The headings and titles to the paragraphs of this Lease are for convenience only and shall have no affect upon the construction or interpretation of any part hereof.

35.          Entire Agreement.  This Lease, including the following Exhibits:

Exhibit A – Outline and Location of Premises

Exhibit B – Rules and Regulations

Exhibit C – Payment of Basic Costs

Exhibit D – Work Letter

Exhibit E – Additional Provisions

Exhibit F – Commencement Letter (Sample)

Exhibit G – Parking

Exhibit H – Form of Antennae License Agreement

constitutes the entire agreement between the parties hereto with respect to the subject matter of this Lease and supersedes all prior agreements and understandings between the parties related to the Premises, including all lease proposals, letters of intent and similar documents. Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease. All understandings and agreements heretofore had between the parties are merged in this Lease which alone fully and completely expresses the agreement of the parties, neither party relying upon any statement or representation not embodied in this Lease. This Lease may be modified only be a written agreement signed by Landlord and Tenant. Landlord and Tenant expressly agree that there are and shall be no implied warranties of merchantibility, habitability, suitability, fitness for a particular purpose or of any other kind arising out of this Lease, all of which are hereby waived by Tenant, and that there are no warranties which extend beyond those expressly set forth in this Lease.

36.          Limitation Of Liability.    EXCEPT TO THE EXTENT SPECIFICALLY ADDRESSED HEREIN, TENANT SHALL NOT HAVE THE RIGHT TO AN ABATEMENT OF RENT OR TO TERMINATE THIS LEASE AS A RESULT OF LANDLORD’S DEFAULT AS TO ANY COVENANT OR AGREEMENT CONTAINED IN THIS LEASE OR AS A RESULT OF THE BREACH OF ANY PROMISE OR INDUCEMENT IN CONNECTION HEREWITH, WHETHER IN THIS LEASE OR ELSEWHERE AND TENANT HEREBY WAIVES SUCH REMEDIES OF ABATEMENT OF RENT AND TERMINATION. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE

LIABILITY OF LANDLORD TO TENANT FOR ANY DEFAULT BY LANDLORD UNDER THIS LEASE SHALL BE LIMITED TO THE INTEREST OF LANDLORD IN THE BUILDING AND THE PROPERTY AND TENANT AGREES TO LOOK SOLELY TO LANDLORD’S INTEREST IN THE BUILDING AND THE PROPERTY FOR THE RECOVERY OF ANY JUDGMENT AGAINST THE LANDLORD, IT BEING INTENDED THAT LANDLORD SHALL NOT BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY. TENANT HEREBY COVENANTS THAT, PRIOR TO THE FILING OF ANY SUIT FOR DIRECT AND PROXIMATE DAMAGES, IT SHALL GIVE LANDLORD AND ALL MORTGAGEES WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES OR DEED OF TRUST LIENS ON THE PROPERTY, BUILDING OR PREMISES (“LANDLORD MORTGAGEES”) NOTICE AND REASONABLE TIME TO CURE ANY ALLEGED DEFAULT BY LANDLORD, PROVIDED LANDLORD PROVIDES THE NAME AND NOTICE ADDRESSES FOR SUCH MORTGAGEES. NOTWITHSTANDING THE FOREGOING, TENANT SHALL BRING SUCH SUIT WITHIN SIX (6) MONTHS OF THE LANDLORD’S DEFAULT HEREUNDER, UNLESS AGREED BY THE PARTIES HERETO TO EXTEND SUCH TIME IN WRITING. TENANT’S FAILURE TO ASSERT SUCH RIGHTS WITHIN SIX (6) MONTHS SHALL BE CONSTRUED AS A WAIVER OF TENANT’S REMEDIES HEREIN.

37.          Warranty Waiver.  EXCEPT AS TO THE TENANT IMPROVEMENTS, LANDLORD, ITS OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, ATTORNEYS AND CONTRACTORS MAKE NO WARRANTY, EXPRESSED OR IMPLIED WITH RESPECT TO SUCH PROJECT OR THE PREMISES OR ITS CONDITION. EXCEPT AS TO THE TENANT IMPROVEMENTS, NO WARRANTY OF MATERIALS, WORKMANSHIP OR APPLIANCES HAS BEEN MADE OR IS EXPRESSED OR IMPLIED BY THIS LEASE. EXCEPT AS TO THE TENANT IMPROVEMENTS, LANDLORD, ITS OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, ATTORNEYS AND CONTRACTORS EXPRESSLY DISCLAIM AND TENANT EXPRESSLY WAIVES ANY WARRANTY OF HABITABILITY, GOOD AND WORKMANLIKE CONSTRUCTION, SUITABILITY, OR DESIGN OR FITNESS FOR A PARTICULAR PURPOSE AND EXPRESSLY DISCLAIM AND TENANT EXPRESSLY WAIVES ANY WARRANTY AS TO THE ENVIRONMENTAL CONDITIONS OF SUCH PROJECT OR PREMISES AND THE PRESENCE OR CONTAMINATION BY HAZARDOUS MATERIALS. EXCEPT AS TO THE TENANT IMPROVEMENTS, TENANT IS NOT RELYING ON ANY REPRESENTATIONS BY LANDLORD OR LANDLORD’S OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, ATTORNEYS AND CONTRACTORS. TENANT EXPRESSLY WAIVES, TO THE EXTENT ALLOWED BY LAW, ANY CLAIMS UNDER FEDERAL, STATE OR OTHER LAW THAT TENANT MIGHT OTHERWISE HAVE AGAINST LANDLORD RELATING TO THE CONDITION OF SUCH PROJECT OR PREMISES OR THE IMPROVEMENT OR PERSONAL PROPERTY LOCATED THEREON OR THE PRESENCE IN OR CONTAMINATION OF THE PROJECT OR THE PREMISES BY HAZARDOUS MATERIALS.

38.          Common Areas.    During the Term of this Lease, Tenant shall have the nonexclusive right to use the Common Areas of the Building in common with Landlord and all persons, firms and corporations conducting business in the Building and their respective customers, guests, licensees, invitees (including patients and clients), subtenants, employees and agents, subject to the terms of this Lease, the rules and regulations referenced in Section 4 above and all covenants, conditions and restrictions now or hereafter affecting the Building.

39.          Parking.  Landlord shall provide parking to Tenant as set forth in Exhibit G to this Lease.

40.          Waiver of Jury Trial; Judicial Reference.  LANDLORD AND TENANT EACH ACKNOWLEDGES THAT IT IS AWARE OF AND HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHTS TO TRIAL BY JURY, AND, TO THE EXTENT ENFORCEABLE UNDER CALIFORNIA LAW, EACH PARTY DOES HEREBY EXPRESSLY AND KNOWINGLY WAIVE AND RELEASE ALL SUCH RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER (AND/OR AGAINST ITS MEMBERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, OR SUBSIDIARY OR AFFILIATED ENTITIES) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, TENANT’S USE OR OCCUPANCY OF THE PREMISES AND/OR ANY CLAIM OF INJURY OR DAMAGE. FURTHERMORE, THIS WAIVER AND RELEASE OF ALL

RIGHTS TO A JURY TRIAL IS DEEMED TO BE INDEPENDENT OF EACH AND EVERY OTHER PROVISION, COVENANT, AND/OR CONDITION SET FORTH IN THIS LEASE.

IN THE EVENT THAT THE JURY WAIVER PROVISIONS OF THIS PARAGRAPH 40 ARE NOT ENFORCEABLE UNDER CALIFORNIA LAW, THEN THE FOLLOWING PROVISIONS OF THIS PARAGRAPH 40 SHALL APPLY. IT IS THE DESIRE AND INTENTION OF THE PARTIES TO AGREE UPON A MECHANISM AND PROCEDURE UNDER WHICH CONTROVERSIES AND DISPUTES ARISING OUT OF THIS LEASE OR RELATED TO THE PREMISES WILL BE RESOLVED IN A PROMPT AND EXPEDITIOUS MANNER. ACCORDINGLY, EXCEPT WITH RESPECT TO ACTIONS FOR UNLAWFUL OR FORCIBLE DETAINER OR WITH RESPECT TO THE PREJUDGMENT REMEDY OF ATTACHMENT, ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER (AND/OR AGAINST ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR SUBSIDIARY OR AFFILIATED ENTITIES) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, TENANT’S USE OR OCCUPANCY OF THE PREMISES AND/OR ANY CLAIM OF INJURY OR DAMAGE, SHALL BE HEARD AND RESOLVED BY A REFEREE UNDER THE PROVISIONS OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, SECTIONS 638 — 645.1, INCLUSIVE (AS SAME MAY BE AMENDED, OR ANY SUCCESSOR STATUTE(S) THERETO) (THE “REFEREE SECTIONS”). ANY FEE TO INITIATE THE JUDICIAL REFERENCE PROCEEDINGS SHALL BE PAID BY THE PARTY INITIATING SUCH PROCEDURE; PROVIDED HOWEVER, THAT THE COSTS AND FEES, INCLUDING ANY INITIATION FEE, OF SUCH PROCEEDING SHALL ULTIMATELY BE BORNE IN ACCORDANCE WITH PARAGRAPH 23.J ABOVE. THE VENUE OF THE PROCEEDINGS SHALL BE IN THE COUNTY IN WHICH THE PREMISES ARE LOCATED. WITHIN TEN (10) DAYS OF RECEIPT BY ANY PARTY OF A WRITTEN REQUEST TO RESOLVE ANY DISPUTE OR CONTROVERSY PURSUANT TO THIS PARAGRAPH 40, THE PARTIES SHALL AGREE UPON A SINGLE REFEREE WHO SHALL TRY ALL ISSUES, WHETHER OF FACT OR LAW, AND REPORT A FINDING AND JUDGMENT ON SUCH ISSUES AS REQUIRED BY THE REFEREE SECTIONS. IF THE PARTIES ARE UNABLE TO AGREE UPON A REFEREE WITHIN SUCH TEN (10) DAY PERIOD, THEN ANY PARTY MAY THEREAFTER FILE A LAWSUIT IN THE COUNTY IN WHICH THE PREMISES ARE LOCATED FOR THE PURPOSE OF APPOINTMENT OF A REFEREE UNDER CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 638 AND 640, AS SAME MAY BE AMENDED OF ANY SUCCESSOR STATUTE(S) THERETO. IF THE REFEREE IS APPOINTED BY THE COURT, THE REFEREE SHALL BE A NEUTRAL AND IMPARTIAL RETIRED JUDGE WITH SUBSTANTIAL EXPERIENCE IN THE RELEVANT MATTERS TO BE DETERMINED, FROM JAMS/ENDISPUTE, INC., THE AMERICAN ARBITRATION ASSOCIATION OR SIMILAR MEDIATION/ARBITRATION ENTITY. THE PROPOSED REFEREE MAY BE CHALLENGED BY ANY PARTY FOR ANY OF THE GROUNDS LISTED IN SECTION 641 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, AS SAME MAY BE AMENDED OR ANY SUCCESSOR STATUTE(S) THERETO. THE REFEREE SHALL HAVE THE POWER TO DECIDE ALL ISSUES OF FACT AND LAW AND REPORT HIS OR HER DECISION ON SUCH ISSUES, AND TO ISSUE ALL RECOGNIZED REMEDIES AVAILABLE AT LAW OR IN EQUITY FOR ANY CAUSE OF ACTION THAT IS BEFORE THE REFEREE, INCLUDING AN AWARD OF ATTORNEYS’ FEES AND COSTS IN ACCORDANCE WITH CALIFORNIA LAW. THE REFEREE SHALL NOT, HOWEVER, HAVE THE POWER TO AWARD PUNITIVE DAMAGES, NOR ANY OTHER DAMAGES WHICH ARE NOT PERMITTED BY THE EXPRESS PROVISIONS OF THIS LEASE, AND THE PARTIES HEREBY WAIVE ANY RIGHT TO RECOVER ANY SUCH DAMAGES. THE PARTIES SHALL BE ENTITLED TO CONDUCT ALL DISCOVERY AS PROVIDED IN THE CALIFORNIA CODE OF CIVIL PROCEDURE, AND THE REFEREE SHALL OVERSEE DISCOVERY AND MAY ENFORCE ALL DISCOVERY ORDERS IN THE SAME MANNER AS ANY TRIAL COURT JUDGE, WITH RIGHTS TO REGULATE DISCOVERY AND TO ISSUE AND ENFORCE SUBPOENAS, PROTECTIVE ORDERS AND OTHER LIMITATIONS ON DISCOVERY AVAILABLE UNDER CALIFORNIA LAW. THE REFERENCE PROCEEDING SHALL BE CONDUCTED IN ACCORDANCE WITH CALIFORNIA LAW (INCLUDING THE RULES OF EVIDENCE), AND IN ALL REGARDS, THE REFEREE SHALL FOLLOW CALIFORNIA LAW APPLICABLE AT THE TIME OF THE REFERENCE PROCEEDING. IN ACCORDANCE WITH SECTION 644 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, THE DECISION OF THE REFEREE UPON THE WHOLE ISSUE MUST STAND AS THE DECISION OF THE COURT, AND UPON THE FILING OF THE STATEMENT OF DECISION WITH

THE CLERK OF THE COURT, OR WITH THE JUDGE IF THERE IS NO CLERK, JUDGMENT MAY BE ENTERED THEREON IN THE SAME MANNER AS IF THE ACTION HAD BEEN TRIED BY THE COURT. THE PARTIES SHALL PROMPTLY AND DILIGENTLY COOPERATE WITH ONE ANOTHER AND THE REFEREE, AND SHALL PERFORM SUCH ACTS AS MAY BE NECESSARY TO OBTAIN A PROMPT AND EXPEDITIOUS RESOLUTION OF THE DISPUTE OR CONTROVERSY IN ACCORDANCE WITH THE TERMS OF THIS PARAGRAPH 40. TO THE EXTENT THAT NO PENDING LAWSUIT HAS BEEN FILED TO OBTAIN THE APPOINTMENT OF A REFEREE, ANY PARTY, AFTER THE ISSUANCE OF THE DECISION OF THE REFEREE, MAY APPLY TO THE COURT OF THE COUNTY IN WHICH THE PREMISES ARE LOCATED FOR CONFIRMATION BY THE COURT OF THE DECISION OF THE REFEREE IN THE SAME MANNER AS A PETITION FOR CONFIRMATION OF AN ARBITRATION AWARD PURSUANT TO CODE OF CIVIL PROCEDURE SECTION 1285 ET SEQ. (AS SAME MAY BE AMENDED OR ANY SUCCESSOR STATUTE(S) THERETO).

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease in multiple original counterparts as of the day and year first above written.

LANDLORD:

ARI COMMERCIAL PROPERTIES, INC., a California corporation, in its capacity as agent for the tenants-in-common owners of the Property
By:
	Name:	DAVID HO

	Title:	Sr. Vice President
TENANT:

HOSTING.COM DATA CENTERS, LLC, a Kentucky limited liability company
*By:

	Name:	Darren King

	Title:	Authorized Agent

*NOTE:

If Tenant is a corporation incorporated in a state other than California, then Tenant shall deliver to Landlord a certified copy of a corporate resolution in a form reasonably acceptable to Landlord authorizing the signatory(ies) to execute this Lease.

EXHIBIT A

OUTLINE AND LOCATION OF PREMISES

EXHIBIT B

RULES AND REGULATIONS

The following rules and regulations shall apply, where applicable, to the Premises, the Building, the parking garage associated therewith (if any), the Property and the appurtenances thereto:

1.

Sidewalks, entrances, passageways, courts, corridors, vestibules, halls, elevators and stairways in and about the Building shall not be obstructed nor shall objects be placed against glass partitions, doors or windows which would be unsightly from the Building’s corridors from the exterior of the Building.

2.

Plumbing, fixtures and appliances shall be used for only the purpose for which they were designed and no foreign substance of any kind whatsoever shall be thrown or placed therein. Damage resulting to any such fixtures or appliances from misuse by Tenant or its agents, employees or invitees, shall be paid for by Tenant and Landlord shall not in any case be responsible therefore.

3.

Any sign, lettering, picture, notice, advertisement installed within the Premises which is visible from the public corridors within the Building shall be installed in such manner, and be of such character and style, as Landlord shall approve, in writing in its reasonable discretion. No sign, lettering, picture, notice or advertisement shall be placed on any outside window or door or in a position to be visible from outside the Building. No nails, hooks or screws (except for customary artwork or wall hangings) shall be driven or inserted into any part of the Premises or Building except by Building maintenance personnel, nor shall any part of the Building be defaced or damaged by Tenant.

4.

Tenant shall not place any additional lock or locks on any door in the Premises or Building without Landlord’s prior written consent. A reasonable number of keys to the locks on the doors in the Premises shall be furnished by Landlord to Tenant at the cost of Tenant, and Tenant shall not have any duplicate keys made. All keys and passes shall be returned to Landlord at the expiration or earlier termination of this Lease.

5.

Except for contractors or installation technicians engaged by Tenant or its customers to perform installation, maintenance or repairs of Tenant’s Property, Tenant shall refer all contractors, contractors’ representatives and installation technicians to Landlord for Landlord’s supervision, approval and control before the performance of any contractual services. This provision shall apply to all work performed in the Building except for work performed or work which may affect Tenant’s Property including, but not limited to installation of telephones, telegraph equipment, electrical devices and attachments, doors, entranceways, and any and all installations of every nature affecting floors, walls, woodwork, window trim, ceilings, equipment and any other physical portion of the Building. Tenant shall not waste electricity, water or air conditioning. All controls shall be adjusted only by Building personnel, except controls on or affecting Tenant’s Property which controls shall only be adjusted by Tenant’s personnel or contractors.

6.

  Tenant is to assume all risk for damage to articles moved and injury to persons resulting from Tenant’s movement of equipment in or out of the Building. If any equipment, property and/or personnel of Landlord or of any other tenant is damaged or injured as a result of or in connection with such activity, Tenant shall be solely liable for any and all damage or loss resulting therefrom.

7.	All corridor doors, when not in use, shall remain closed. Tenant shall cause all doors to the Premises to be closed and securely locked before leaving the Building at the end of the day.

8.	Tenant shall keep all electrical and mechanical apparatus owned by Tenant free of vibration, noise and airwaves which may be transmitted beyond the Premises.

9.	Canvassing, soliciting and peddling in or about the Building or Property is prohibited. Tenant shall cooperate and use its best efforts to prevent the same.

10.	Tenant shall not use the Premises in any manner which would overload the standard heating, ventilating or air conditioning systems of the Building.

11.

Tenant shall not utilize any equipment or apparatus in such manner which adversely affect or interfere with the operation of any systems or equipment in the Building or Property. Landlord stipulates that Tenant’s Permitted Use of the Premises does not adversely affect or interfere with the operation of any systems in the Building or Property.

12.	Bicycles and other vehicles are not permitted inside or on the walkways outside the Building, except in those areas specifically designated by Landlord for such purposes.

13.

Tenant shall not operate or permit to be operated on the Premises any coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusements devices and machines for sale of beverages, foods, candy, cigarettes or other goods), except for those vending machines or similar devices which are for the sole and exclusive use of Tenant’s employees.

14.

Tenant shall utilize the termite and pest extermination service designated by Landlord to control termites and pests in the Premises. Except as included in Basic Costs, Tenant shall bear the cost and expense of such extermination services.

15.

To the extent permitted by law, Tenant shall not permit picketing or other union activity involving its employees or agents in the Building or on the Property, except in those locations and subject to time and other constraints as to which Landlord may give its prior written consent, which consent may be withheld in Landlord’ sole discretion.

16.

Tenant shall comply with all applicable laws, ordinances, governmental orders or regulations and applicable orders or directions from any public office or body having jurisdiction, with respect to the Premises, the Building, the Property and their respective use or occupancy thereof. Tenant shall not make or permit any use of the Premises, the Building or the Property, respectively, which is directly or indirectly forbidden by law, ordinance, governmental regulation or order, or direction of applicable public authority, or which may be dangerous to person or properly.

~~17.~~	Tenant shall not use or permit the Premises or any portion thereof to be used for lodging, sleeping or for any illegal purpose.

18.

All deliveries to or from the Premises shall be made only at times, in the areas and through the entrances and exits designated for such purposes by Landlord. Tenant shall not permit the process of receiving deliveries to or from the Premises outside of said areas or in a manner which may interfere with the use by any other tenant of its premises or any common areas, any pedestrian use of such area, or any use which is inconsistent with good business practice.

19.

Tenant shall carry out Tenant’s permitted repair, maintenance, alterations, and improvements in the Premises only during times agreed to in advance by Landlord and in a manner which will not interfere with the rights of other tenants in the Building.

20.

Landlord may from time to time adopt appropriate systems and procedures for the security or safety of the Building, its occupants, entry and use, or its contents provided such systems and procedures do not interfere with Tenant’s business or Tenant’s Permitted Use. Tenant, Tenant’s agents, employees, contractors, guests and invitees shall comply with Landlord’s reasonable requirements thereto.

21.

Landlord shall have the right to prohibit the use of the name of the Building or any other publicity by Tenant that in Landlord’s opinion may tend to impair the reputation of the Building or its desirability for Landlord or its other tenants. Upon written notice from Landlord, Tenant will refrain from and/or discontinue such publicity immediately.

22.

Neither Tenant nor any of its employees, agents, contractors, invitees or customers shall smoke in any area designated by Landlord (whether through the posting of a “no smoking” sign or otherwise) as a “no smoking” area. In no event shall Tenant or any of its employees, agents, contractors, invitees or customers smoke in the hallways or bathrooms of the Building. Landlord reserves the right to designate, from time to time, additional areas of the Building and the Property as “no smoking” areas and to designate the entire Building and the Property as a “no smoking” area.

23.

Tenant shall not without Landlord’s consent, which may be given or withheld at Landlord’s sole and absolute discretion, receive, store, discharge, or transport firearms, ammunition, or weapons or explosives of any kind or nature at, on or from the Premises, the Building or the Property.

EXHIBIT C

PAYMENT OF BASIC COSTS

A.           Commencing as of January 1, 2008, during each calendar year, or portion thereof, Tenant shall pay to Landlord as Additional Rent hereunder Tenant’s Pro Rata Share of the amount by which Basic Costs (as defined below) for the applicable calendar year exceeds Basic Costs for calendar year 2007 (the “Base Year”). Prior to January 1 of each calendar year during the Lease Term, or as soon thereafter as practical but no later than January 31st, Landlord shall make a good faith written and reasonably itemized estimate of Basic Costs for the applicable full or partial calendar year and Tenant’s Pro Rata Share thereof. On or before the first day of each month during such calendar year, Tenant shall pay Landlord, as Additional Rent, a monthly installment equal to one-twelfth of Tenant’s Pro Rata Share of Landlord’s estimate of the amount by which Basic Costs for such calendar year will exceed Basic Costs for the Base Year. Landlord shall have the right from time to time during any such calendar year to revise the estimate of Basic Costs for such year and provide Tenant with a revised statement therefor (provided, however, Landlord agrees that Landlord shall not issue a revised statement more than twice in any calendar year), and thereafter the amount Tenant shall pay each month shall be based upon such revised estimate. If Landlord does not provide Tenant with an estimate of the Basic Costs by January 1 of any calendar year, Tenant shall continue to pay a monthly installment based on the previous year’s estimate until such time as Landlord provides Tenant with an estimate of Basic Costs for the current year. Upon receipt of such current year’s estimate, an adjustment shall be made for any month during the current year with respect to which Tenant paid monthly installments of Additional Rent based on the previous year’s estimate. Tenant shall pay Landlord for any underpayment upon demand. Landlord shall not retain as Additional Rent more than the actual Basic Costs paid by Landlord. Any overpayment in excess of the equivalent of one (1) month’s Base Rent shall, at Landlord’s option, be refunded to Tenant or credited against the installment(s) of Base Rent and Additional Rent next coming due under the Lease. Any overpayment in an amount equal to or less than the equivalent of one (1) month’s Base Rent shall, at Landlord’s option, be refunded to Tenant or credited against the installment of Base Rent and Additional Rent due for the month immediately following the furnishing of such estimate. Any amount paid by Tenant based on any estimate shall be subject to adjustment pursuant to Paragraph B below, when actual Basic Costs are determined for such calendar year.

B.           As soon as is practical following the end of each calendar year during the Lease Term but no later than April 30th, Landlord shall furnish to Tenant a statement of Landlord’s actual Basic Costs for the previous calendar year. If for any calendar year the Additional Rent collected for the prior year, as a result of Landlord’s estimate of Basic Costs, is in excess of Tenant’s Pro Rata Share of the amount by which Basic Costs for such prior year exceeds Basic Costs for the Base Year, then Landlord shall refund to Tenant any overpayment (or at Landlord’s option apply such amount against Base Rent or Additional Rent due or to become due hereunder). Likewise, Tenant shall pay to Landlord, any underpayment with respect to the prior year whether or not the Lease has terminated prior to receipt by Tenant of a statement for such underpayment, within sixty (60) days after receipt of such statement, it being understood that this clause shall survive the expiration of the Lease. Tenant shall have the right, at its own cost and expense (except as provided below), to audit or inspect Landlord’s records with respect to operating expenses and real estate taxes, as well as all other Additional Rent or Basic Costs payable by Tenant hereunder for any year during the Lease Term. Tenant shall give Landlord not less than thirty (30) days prior written notice of its intention to conduct any such audit. Landlord shall cooperate with Tenant during the course of such audit, which shall be conducted during normal business hours in Landlord’s office. Landlord agrees to make such personnel available to Tenant as is reasonably necessary for Tenant, or for Tenant’s employees or agents to conduct such audit. If such audit discloses that the amount paid by Tenant as Tenant’s operating expenses and/or real estate taxes, or of other additional rental payable by Tenant hereunder, has been overstated by more than four percent (4%), then, in addition to immediately repaying such overpayment to Tenant with interest, Landlord shall also pay the reasonable costs incurred by Tenant in connection with such audit.

C.           Basic Costs shall mean all direct and indirect costs, expenses paid and disbursements of every kind (subject to the limitations set forth below) which Landlord incurs, pays or becomes obligated to pay in each calendar year in connection with operating, maintaining, repairing, owning and managing the Building and the Property including but not limited to, the following:

(1)

All reasonable labor costs for all persons performing services required or utilized in connection with the operation, repair, replacement and maintenance of and control of access to the Building and the Property, including but not limited to amounts incurred for wages, salaries and other compensation for services, professional training, payroll, social security, unemployment and other similar taxes, workers’ compensation insurance, uniforms, training, disability benefits, pensions, hospitalization, retirement plans, group insurance or any other similar or like expenses or benefits.

(2)	All reasonable management fees, accounting services, legal fees not attributable to leasing and collection activity, and all other administrative costs relating to the Building and the Property.

(3)

All reasonable rent and/or purchase costs of materials, supplies, tools and equipment used in the operation, repair, replacement and maintenance and the control of access to the Building and the Property, other than such costs paid for by Tenant or other tenants to Landlord directly.

(4)

All reasonable amounts charged to Landlord by contractors and/or suppliers for services, replacement parts, components, materials, equipment and supplies furnished in connection with the operation, repair, maintenance, replacement and control of access to any part of the Building, or the Property generally, excluding capital repairs, replacements, improvements, and equipment and other capitalized expenditures including the heating, air conditioning, ventilating, plumbing, electrical, elevator and other systems and equipment of the Building and the garage, except as set forth in paragraph (11) below.

(5)

All premiums and deductibles paid by Landlord for fire and extended insurance coverage, earthquake and extended coverage insurance, liability and extended coverage insurance, Rent loss insurance, elevator insurance, boiler insurance and other insurance customarily carried from time to time by landlords of comparable office buildings or required to be carried by Landlord’s mortgagee, provided that premiums and reserves for deductibles for the same or similar insurance coverages are included as Basic Costs in the Base Year.

(6)

Charges for all utilities for the Building, all premises in the Building (including the Premises) and for the Common Areas including but not limited to charges for water, electricity, gas and sewer, but excluding those electrical charges for which tenants are individually responsible or which are paid separately and directly by a tenant to Landlord.

(7)

“Taxes”, which for purposes hereof, shall mean (a) all real estate taxes and assessments on the Property, the Building or the Premises, and taxes and assessments levied in substitution or supplementation in whole or in part of such taxes, (b) all personal property taxes for the Building’s personal property, including license expenses, (c) all taxes imposed on services of Landlord’s agents and employees, (d) all sales, use or other tax, excluding state and/or federal income tax now or hereafter imposed by any governmental authority upon Rent received by Landlord provided such taxes are not in lieu of federal or state income taxes, (e) all other taxes, fees or assessments now or hereafter levied by any governmental authority on the Property, the Building or its contents or on the operation and use thereof (except as relate to specific tenants), and (f) all costs and fees incurred in connection with seeking reductions in or refunds in Taxes including, without limitation, any costs incurred by Landlord to challenge the tax valuation of the Building, but excluding income, occupational or similar taxes based upon Landlord’s income or profits, and franchise, capital stock, succession transfer, gift, estate and inheritance taxes. Estimates of real estate taxes and assessments for any calendar year during the Lease Term shall be determined based on Landlord’s good faith estimate of the real estate taxes and assessments. Taxes and assessments hereunder are those real estate taxes and assessments paid or payable for such calendar year. All reductions or refunds of Taxes shall be credited against all Taxes owed.

(8)	All reasonable landscape expenses and costs of repairing, resurfacing and striping of the parking areas and garages of the Property, if any.

(9)

Reasonable costs of all maintenance service agreements, including those for equipment, alarm service, window cleaning, drapery or mini-blind cleaning, janitorial services, metal refinishing, pest control, uniform supply, landscaping and any parking equipment.

(10)

Reasonable cost of all other repairs, replacements and general maintenance of the Property and Building neither specified above nor directly billed to tenants, including the cost of maintaining all interior Common Areas including lobbies, multi-tenant hallways, restrooms and service areas.

(11)

The amortized cost of capital improvements made to the Building or the Property (“Capital Improvements”) which are (a) primarily for the purpose of reducing operating expense costs or otherwise improving the operating efficiency of the Property or Building but only to the extent of such actual costs savings and provided that such savings do not primarily benefit any particular tenant or tenants; or (b) required to comply with any laws, rules or regulations of any governmental authority or a requirement of Landlord’s insurance carrier. The cost of such capital improvements shall be amortized over the useful life of such improvements and shall, at Landlord’s option, include interest at a rate that is reasonably equivalent to the interest rate that Landlord would be required to pay to finance the cost of the capital improvement in question as of the date such capital improvement is performed, provided if the payback period for any capital improvement is less than five (5) years, Landlord may amortize the cost of such capital improvement over the payback period.

(12)

Any other reasonable charge or expense of any nature whatsoever which, in accordance with general industry practice with respect to the operation of a first class office building, would be construed as an operating expense.

D.	Exclusions from Basic Costs.

Notwithstanding any provision herein to the contrary, Basic Costs shall not include the following:

(1)	Any ground lease rental;

(2)

Costs of Capital Improvements, except for those Capital Improvements specifically permitted in the definition of Basic Costs above (See C.11 above), and rentals for items (except when needed in connection with normal repairs and maintenance of permanent systems) which if purchased, rather than rented, would constitute a Capital Improvement (excluding, however, equipment not affixed to the Building which is used in providing janitorial or similar services);

(3)

Costs incurred by Landlord for the repair of damage to the Building, to the extent that Landlord is or should be reimbursed by insurance proceeds, and costs of all capital repairs, regardless of whether such repairs are covered by insurance and costs due to repairs resulting from an earthquake or flood to the extent such costs exceed $25,000;

(4)

Costs, including permit, license and inspection costs, incurred with respect to the installation of tenant or other occupants’ improvements in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building;

(5)

Depreciation, amortization and interest payments, except as provided herein and except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party’s services, all as determined in accordance with generally accepted accounting principles, consistently applied, and when depreciation or amortization is permitted or required, the item shall be amortized over its reasonably anticipated useful life;

(6)

Marketing costs, including without limitation, leasing commissions, attorneys’ fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with Tenant or present or prospective tenants or other occupants of the Building;

(7)	Expenses in connection with services or other benefits which are not offered to Tenant or for which Tenant is charged for directly but which are provided to another tenant or occupant of the Building;

(8)	Costs incurred by Landlord due to the violation by Landlord or any tenant of the terms and conditions of any lease of space in the Building;

(9)

Overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Building to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

(10)	Interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Building or the Property;

(11)	Landlord’s general corporate overhead and general and administrative expenses (except to the extent specifically permitted in the definition of Basic Costs above);

(12)

Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord or in the parking garage of the Building or wherever Tenant is granted its parking privileges and/or all fees paid to any parking facility operator (on or off the Property);

(13)

Rentals and other related expenses incurred in leasing HVAC systems, elevators or other equipment ordinarily considered to be Capital Improvements, except for (1) expenses in connection with making minor repairs on or keeping Building systems in operation while minor repairs are being made and (2) costs of equipment not affixed to the Building which is used in providing janitorial or similar services;

(14)	Advertising and promotional expenditures, and costs of signs in or on the Building identifying the owner of the Building or other tenants’ signs;

(15)

Costs incurred in connection with upgrading the Building to comply with life, fire and safety codes, ordinances, statutes or other laws in effect prior to the Commencement Date, including, without limitation, the ADA, including penalties or damages incurred due to such non-compliance unless such upgrades are required as a result of Tenant’s alteration or particular use of the Premises;

(16)	Tax penalties incurred as a result of Landlord’s failure to make payments and/or to file any tax or informational returns when due;

(17)

Costs for which Landlord has been compensated by a management fee, and any management fees in excess of those management fees which are normally and customarily charged by landlords in accordance with general industry practice with respect to the operation of a first class office building, and except as specifically provided for in the definition of Basic Costs provided above;

(18)	Costs arising from the negligence or fault of other tenants;

(19)

Notwithstanding any contrary provision of the Lease, including, without limitation, any provision relating to capital expenditures, any and all costs arising from the presence of hazardous materials or substances (as defined by applicable law in effect on the date this Lease is executed) in or about the Premises, the Building or the Property including, without limitation, hazardous substances in the ground water or soil, not placed in the Premises, the Building or the Property by Tenant;

(20)	Costs arising from Landlord’s charitable or political contributions;

(21)	Costs arising from defects in the base, shell or core of the Building or improvements;

(22)

Costs arising from any voluntary (but not mandatory) special assessment on the Building or the Property by any transit district authority or any other governmental entity having the authority to impose such assessment;

(23)	Costs for the acquisition of (as contrasted with the maintenance of) sculpture, paintings or other objects of art;

(24)

Costs (including in connection therewith all attorneys’ fees and costs of settlement judgments and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims litigation or arbitrations pertaining to Landlord and/or the Building and/or the Property;

(25)

Costs associated with the operation of the business of the partnership or entity which constitutes Landlord as the same are distinguished from the costs of operation of the Building, including partnership accounting and legal matters, costs of defending any lawsuits with or claims by any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Building, costs of any disputes between Landlord and its employees (if any) not engaged in Building operation, disputes of Landlord with Building management, or outside fees paid in connection with disputes with other tenants;

(26)	Costs of any “tap fees” or any sewer or water connection fees for the benefit of any particular tenant in the Building;

(27)

Costs incurred in connection with any environmental clean-up, response action, or remediation on, in, under or about the Premises or the Building, including but not limited to, costs and expenses associated with the defense, administration, settlement, monitoring or management thereof;

(28)

Any expenses incurred by Landlord for use of any portions of the Building to accommodate events including, but not limited to shows, promotions, kiosks, displays, filming, photography, private events or parties, ceremonies, and advertising beyond the normal expenses otherwise attributable to providing Building services, such as lighting and HVAC to such public portions of the Building in normal Building operations during Normal Business Hours;

(29)	Any entertainment, dining or travel expenses for any purpose, except ordinary Building staff travel reimbursements to and from the Building;

(30)	Any flowers, gifts, balloons, etc. provided to any entity whatsoever, to include, but not limited to, Tenant, other tenants, employees, vendors, contractors, prospective tenants and agents;

(31)	Any “finders fees”, brokerage commissions, job placement costs or job advertising cost;

(32)

Any “above-standard” cleaning, including, but not limited to construction cleanup or special cleanings associated with parties/events and specific tenant requirements in excess of service provided to Tenant, including related trash collection, removal, hauling and dumping;

(33)	The cost of any magazine, newspaper, trade or other subscriptions;

(34)

The cost of any training or incentive programs, other than for tenant life safety information services and other on-site training of Building operations and management personnel in the operations of the Building and Building systems;

(35)	The cost of any “tenant relations” parties, events or promotion not consented to by an authorized representative of Tenant in writing;

(36)	“In-house” legal and/or accounting fees;

(37)	Reserves for bad debts or for future improvements, repairs, additions, etc.;

(38)	Costs and expenses not solely and directly related to the Building and Property; and

(39)

Any other expenses which are not normally be treated as operating expenses by landlords in accordance with general industry practice with respect to the operation of a first class office building comparable to the Building.

E.           It is understood that Basic Costs shall be reduced by all cash discounts, trade discounts, quantity discounts, rebates or other amounts received by Landlord or Landlord’s managing agent in the purchase of any goods, utilities, or services in connection with the operation of the Building. Landlord shall make payments for goods, utilities, or services in a timely manner to obtain the maximum possible discount. If Capital Improvements are customarily purchased by landlords of comparable Buildings are leased by Landlord, rather than purchased, the decision by Landlord to lease the item in question shall not serve to increase Tenant’s Pro Rata Share of Basic Costs beyond that which would have applied had the item in question been purchased.

F.           Basic Costs shall not include repairs and general maintenance paid from proceeds of insurance or by a tenant or other third parties, and alterations attributable solely to individual tenants of the Property. Further, Basic Costs shall not include the cost of capital improvements (except as above set forth), depreciation, interest (except as provided above with respect to the amortization of capital improvements), lease commissions, and principal payments on mortgage and other non-operating debts of Landlord. Capital improvements are more specifically defined as:

(1)

Costs incurred in connection with the original construction of the Property or with any major changes to same, including but no limited to, additions or deletions of corridor extensions, renovations and improvements of the Common Areas beyond the costs caused by normal wear and tear, and upgrades or replacement of major Property systems; and

(2)	Costs of correcting defects (including latent defects), including any allowances for same, in the construction of the Properly or its related facilities; and

(3)

Costs incurred in renovating or otherwise improving, designing, redesigning, decorating or redecorating space for tenants or other occupants of the Property or other space leased or held for lease in the Property.

G.           If the Building is not at least ninety-five percent (95%) occupied, in the aggregate, during any calendar year of the Lease Term or if Landlord is not supplying services to at least ninety-five percent (95%) of the Approximate Rentable Area of the Building at any time during any calendar year of the Lease Term, actual Basic Costs for purposes hereof shall, at Landlord’s option, be determined as if the Building had been ninety-five percent (95%) occupied and Landlord had been supplying services to ninety-five percent (95%) of the Approximate Rentable Area of the Building during such calendar year. If Tenant pays for its Pro Rata Share of Basic Costs based on increases over a “Base Year” and Basic Costs for any calendar year during the Lease Term are determined as provided in the foregoing sentence, Basic Costs for such Base Year shall also be determined as if the Building had been ninety-five percent (95%) occupied and Landlord had been supplying services to ninety-five percent (95%) of the Approximate Rentable Area of the Building. Any necessary extrapolation of Basic Costs that are affected by changes in the occupancy of the Building and such other buildings (including, at Landlord’s option, Taxes) shall be to the cost that would have been incurred if the Building and such other buildings had been ninety-five percent (95%) occupied and Landlord had been supplying services to ninety-five percent (95%) of the Approximate Rentable Area of the Building and such other buildings. Notwithstanding anything to the contrary in this Exhibit C, Basic Costs for the Base Year shall not include the following: (i) Taxes attributable to extraordinary one-time special assessments, charges, costs or fees or extraordinary costs due to modifications or changes in governmental laws or regulations including, but not limited to, the institution of a split tax roll; (ii) market-wide labor-rate increases due to extraordinary circumstances, including, but not limited to, boycotts and strikes; and (iii) one-time special charges, costs or fees or any extraordinary charges or costs incurred with respect to utilities, including, without limitation, utility rate increases and other costs arising from extraordinary market circumstances, such as, by way of example, boycotts, “black-outs,” “brown-outs,” embargoes, strikes or other shortages of services or fuel (whether or not such shortages are deemed actual or manufactured), or any conservation surcharges, penalties or fines incurred by Landlord. If at any time after the Suite 350 Commencement Date, the Taxes and/or the utilities portion of Basic Costs decreases, then for purposes of the calendar year in which such decrease occurs, and for all subsequent calendar years, the Taxes and/or utilities portions of Basic Costs during the Base Year shall be reduced by an amount equal to such decrease in Taxes and/or utilities. No reduction in any element of Basic Costs after the Base Year will reduce the Base Rent payable by Tenant hereunder.

EXHIBIT D

WORK LETTER AGREEMENT

[ALLOWANCE]

1.          TENANT IMPROVEMENTS.  As used in the Lease and this Work Letter Agreement, the term “Tenant Improvements” or “Tenant Improvement Work” or “Landlord’s Work” means those items of general tenant improvement construction shown on the Final Plans (described in Section 4 below), more particularly described in Section 5 below to be completed by Landlord in Suite 350.

2.          WORK SCHEDULE.   As soon as practicable after the execution of the Lease, Landlord will deliver to Tenant, for Tenant’s review and approval, a schedule (“Work Schedule”) which will set forth the timetable for the planning and completion of the installation of the Tenant Improvements and the Suite 350 Commencement Date of the Lease. The Work Schedule will set forth each of the various items of work to be done or approval to be given by Landlord and Tenant in connection with the completion of the Tenant Improvements. The Work Schedule will be submitted to Tenant for its approval, which approval Tenant agrees not to unreasonably withhold, and, once approved by both Landlord and Tenant, the Work Schedule will become the basis for completing the Tenant Improvements. All plans and drawings required by this Work Letter Agreement and all work performed pursuant thereto are to be prepared and performed in accordance with the Work Schedule. Landlord may, from time to time during construction of the Tenant Improvements, modify the Work Schedule as Landlord reasonably deems necessary, and shall give Tenant notice of such modifications. If Tenant fails to approve the Work Schedule, as it may be modified after discussions between Landlord and Tenant within five (5) business days after the date the Work Schedule is first received by Tenant, the Work Schedule shall be deemed to be approved by Tenant as submitted.

3.          CONSTRUCTION REPRESENTATIVES.     Landlord hereby appoints the following person(s) as Landlord’s representative (“Landlord’s Representative”) to act for Landlord in all matters covered by this Work Letter Agreement: : Anne Price of Kearny Real Estate Company

Tenant hereby appoints the following person(s) as Tenant’s representative (“Tenant’s Representative”) to act for Tenant in all matters covered by this Work Letter Agreement: Either of Steve Howard or Roman Flom, of Hosting.com.

All communications with respect to the matters covered by this Work Letter Agreement are to made to Landlord’s Representative or Tenant’s Representative, as the case may be, in writing in compliance with the notice provisions of the Lease. Either party may change its representative under this Work Letter Agreement at any time by written notice to the other party in compliance with the notice provisions of the Lease.

4.          TENANT IMPROVEMENT PLANS.

(a)        Preparation of Space Plans.    In accordance with the Work Schedule, Tenant agrees to meet with Landlord’s architect and/or space planner for the purpose of promptly preparing preliminary space plans for the layout of Suite 350 (“Space Plans”). The Space Plans are to be sufficient to convey the architectural design of Suite 350 and layout of the Tenant Improvements therein and are to be submitted to Landlord in accordance with the Work Schedule for Landlord’s approval. If Landlord reasonably disapproves any aspect of the Space Plans, Landlord will advise Tenant in writing of such disapproval and the reasons therefor in accordance with the Work Schedule. Tenant will then submit to Landlord for Landlord’s approval, in accordance with the Work Schedule, a redesign of the Space Plans incorporating the revisions reasonably required by Landlord.

(b)        Preparation of Final Plans.    Based on the approved Space Plans, and in accordance with the Work Schedule, at Landlord’s election, Landlord’s architect will prepare complete architectural plans, drawings and specifications and complete engineered mechanical, structural and electrical working drawings for all of the Tenant Improvements for Suite 350 (collectively, the “Final Plans”). The Final Plans will be submitted to Tenant for signature to confirm that they are consistent with the Space Plans. If Tenant reasonably disapproves any aspect of the Final Plans, Tenant agrees to advise Landlord in writing of such disapproval and the reasons therefor within the time frame set forth in the Work Schedule. In accordance with the Work Schedule, Landlord will, subject to Section 4(c) below, then cause Landlord’s architect to redesign the Final Plans incorporating the revisions reasonably requested by Tenant.

(c)          Requirements of Tenant’s Final Plans.  Landlord will not unreasonably withhold its consent to changes in the Final Plans proposed by Tenant provided the Final Plans, as revised, will: (i) be compatible with the Building shell and with the design, construction and equipment of the Building; (ii) be comprised of the Building standards set forth in the written description thereof (the “Standards”) or of at least equal quality as the Standards and approved by Landlord; (iii) comply with all applicable laws, ordinances, rules and regulations of all governmental authorities having jurisdiction, and all applicable insurance regulations; (iv) not require Building service beyond the level normally provided to other tenants in the Building and will not overload the Building floors; and (v) be of a nature and quality consistent with the overall objectives of Landlord for the Building, as determined by Landlord in its reasonable but subjective discretion.

(d)          Submittal of Final Plans.  Once approved by Landlord and Tenant, Landlord’s architect will submit the Final Plans to the appropriate governmental agencies for plan checking and the issuance of a building permit. Landlord’s architect, with Tenant’s cooperation, will make any changes to the Final Plans which are requested by the applicable governmental authorities to obtain the building permit. After approval of the Final Plans no further changes may be made without the prior written approval of both Landlord and Tenant, and then only after agreement by Tenant to pay any costs resulting from the design and/or construction of such changes. Tenant hereby acknowledges that any such changes will be subject to the terms of Section 9 below. Landlord’s approval of the Final Plans shall create no liability or responsibility on the part of Landlord for the completeness of such plans or their design sufficiency or compliance with laws.

(e)          Changes to Shell of Building.  If the Final Plans or any amendment thereof or supplement thereto shall require changes in the Building shell, the increased cost of the Building shell work caused by such changes will be paid for by Landlord.

(a)          Cost of Tenant Improvements.  Landlord shall construct the Tenant Improvement as shown on the Final Plans at it sole cost and expense, and in accordance with all applicable laws, ordinances, rules and regulations of all governmental authorities having jurisdiction over the Building.

5.           CONSTRUCTION OF TENANT IMPROVEMENTS.  Until Tenant approves the Final Plans, Landlord will be under no obligation to cause the construction of any of the Tenant Improvements. Following Tenant’s approval of the Final Plans, Landlord’s contractor will commence and diligently proceed with the construction of the Tenant Improvements, subject to Tenant Delays (as defined in Section 3A of the Lease) and Force Majeure Delays (as described in Section 9 below).

Landlord warrants and guarantees all labor, material and services employed and furnished by or to it in performing the Tenant Improvements and agrees promptly to amend and make good, upon demand by Tenant, and at Landlord’s expense, any and all defects due to imperfect workmanship, materials and damages resulting therefrom, to the reasonable approval and acceptance of Tenant, provided such defects and deficiencies are discovered within three (3) years following the Suite 350 Commencement Date. Should Landlord refuse or neglect to proceed at once with the correction of rejected or defective materials or workmanship, after receiving notice to do so, then Tenant, after reasonable prior written notice to Landlord and an opportunity to cure, shall have the right and power to have the defects, remedies or changes made at the expense of Landlord, and Landlord agrees to pay Tenant on demand any and all loss or expense paid or incurred by Tenant in remedying such defects, and making such changes, together with interest on said total sum at the rate of ten percent (10%) per annum until paid, plus all court costs and attorney fees incurred in collection. Furthermore, Landlord agrees to transfer on a non-exclusive basis to Tenant all manufacturer’s product and equipment warranties in so far as same pertain to the Tenant Improvements and are assignable.

6.           FREIGHT/CONSTRUCTION ELEVATOR.    Landlord will, consistent with its obligation to other tenants in the Building, if appropriate and necessary, make the freight/construction elevator reasonably available to

Tenant in connection with initial decorating, furnishing and moving into Suite 350. Tenant agrees to pay for any after-hours staffing of the freight/construction elevator, if needed.

7.          SUBSTANTIAL COMPLETION; DELIVERY OF POSSESSION.

(a)        Substantial Completion.   The Tenant Improvements will be deemed to be “substantially completed” when Landlord: (a) is able to provide Tenant with reasonable access to Suite 350 and (b) has substantially performed all of the Tenant Improvement Work required to be performed by Landlord under this Work Letter Agreement, other than minor “punch-list” type items and adjustments which do not materially interfere with Tenant’s access to or use of Suite 350 for the purpose of conducting Tenant’s business operations. Within ten (10) days after delivery of Suite 350 to Tenant, Tenant and Landlord will conduct a walk-through inspection of Suite 350 and prepare a written punch-list specifying those punch-list items which require completion, which items Landlord will thereafter diligently complete.

(b)        Delivery of Possession.   Landlord agrees to deliver possession of Suite 350 to Tenant when the Tenant Improvements have been substantially completed in accordance with Section (a) above. The parties estimate that Landlord will deliver possession of Suite 350 to Tenant and the Lease Term as to Suite 350 will commence on or about the Estimated Suite 350 Commencement Date set forth in Section 1.L of the Summary. Landlord agrees to use its commercially reasonable efforts to cause Suite 350 to be substantially completed by the Estimated Suite 350 Commencement Date. Except as set forth in the Lease, Tenant agrees that if Landlord is unable to deliver possession of Suite 350 to Tenant on or prior to the Estimated Suite 350 Commencement Date, Landlord be liable to Tenant for any loss or damage resulting therefrom.

8.          FORCE MAJEURE DELAYS.   For purposes of this Work Letter, “Force Majeure Delays” means any actual delay in the construction of the Tenant Improvements, which is beyond the reasonable control of Landlord as described in Section 34.D of the Lease.

9.          INDEMNITY.  Landlord agrees to pay as they accrue (and to protect, indemnify and hold Tenant harmless against) any and all liens and claims of subcontractors and other persons claiming to have performed labor or to have furnished material, appliance, insurance, or services in connection with the Tenant Improvements.

EXHIBIT E

ADDITIONAL PROVISIONS

1.   Early Termination Right.   Notwithstanding anything in the Lease to the contrary, Tenant shall have the right to terminate this Lease, effective upon the expiration of any four (4) year anniversary of the Suite 400/425 Commencement Date (July 1, 2011, July 1, 2015, and July 1, 2019, respectively), provided that Tenant provides written notice to Landlord of such termination at least six (6) months prior to the then applicable four (4) year anniversary of the Suite 400/435 Commencement Date.

2.   Rooftop Equipment.    Subject to Landlord’s approval of Tenant’s plans and specifications, all applicable governmental laws and regulations, and in accordance with the terms of the Antennae License Agreement attached hereto as Exhibit H (“Antennae License”) which Tenant shall execute and deliver to Licensor within ten (10) days after request therefor, Tenant shall have the right to enter upon the roof of the Building to install, operate, maintain, repair and remove, at Tenant’s sole cost and expense, one satellite dish or antenna. Use of the roof top space shall be for Tenant’s business uses only and shall be non-exclusive and in common with other users. Tenant shall not pay any fee for the rights granted herein.

3.          Additional Equipment.

A.         Supplemental Equipment.    The parties acknowledge that the three (3) generators (the “Generators”), above-ground storage tanks (“ASTs”) and other equipment described and shown on Schedule 1 to this Exhibit E, in addition to all utility lines, transmission lines, cabling and conduit appurtenant thereto (collectively, the “Supplemental Equipment”) currently exist in the Common Areas pursuant to the Master Lease and are hereby deemed Tenant’s Property for all purposes under this Lease; in addition, Landlord acknowledges that the Supplemental Equipment and the areas occupied by the Supplemental Equipment are for the exclusive use and benefit of Tenant (except with respect to Supplemental Equipment located on the roof). Subject to all applicable governmental laws and regulations and subject to Tenant obtaining Landlord’s prior approval in accordance with the terms of this Lease, Tenant shall have the right, at Tenant’s sole cost and expense, to continue to operate, maintain, repair and remove the Supplemental Equipment from time to time. Tenant shall not be obligated to pay any rental or other charges with respect to the areas occupied by the Supplemental Equipment or for the operation thereof other than utility charges and operating expenses allocable to Tenant in accordance with the provisions of the Lease, plus any additional expenses which Landlord incurs directly with respect to Supplemental Equipment in the parking areas and Common Areas of the Property, which additional expenses, if any, Landlord will bill directly to Tenant. Tenant, at its sole cost and expense, using contractors reasonably approved by Landlord, shall maintain and repair the Supplemental Equipment in accordance with applicable Laws, and shall provide Landlord with copies of all service agreements entered into by Tenant in conjunction therewith, upon request by Landlord.

B.         Approvals.  Whenever Landlord’s approval is required with modifications to Tenant’s Equipment, Landlord shall not unreasonably withhold, condition or delay its approval, provided that with respect to all matters which affect in any way areas outside of the Building, areas upon the roof or areas within the Common Areas of the Property as may be approved by Landlord, and matters which affect the structure or foundation of the Building, or which may adversely affect any building systems or equipment serving any portion of the Building other than the Premises, Landlord shall in any event be deemed reasonable in withholding its consent if Tenant fails to obtain a building permit for such work where one is required for such work, or if such work will otherwise not in any way comply with applicable laws, or if the proposed improvements are not consistent with the balance of the improvements in the Property in terms of architectural style, materials, scale, quality and method of construction or such proposed improvements will materially and adversely impact any other tenant of the Property or access to or use of the balance of the Building or the Common Areas of the Property by such other tenants or their employees, agents, contractors, customers and other invitees. In all events where Tenant makes improvements which are visible from outside of the Building (including from any areas adjacent to the Building or from other buildings now or hereafter constructed within the Property), Tenant shall cause such improvements to be screened from view in a manner reasonably acceptable to Landlord and comparable and compatible with the improvements and/or landscaping contiguous to such improvements (such as by way of example only with appropriate metal and/or fabric screening, fencing or landscaping screening to match adjacent landscaping). All such screening and visible improvements shall be of first class quality and shall be consistent in quality and design with similar improvements and screening in comparable quality commercial office projects in the vicinity of the Property.

C.          Surrender.   On or before the Expiration Date or earlier termination of this Lease, at Landlord’s request, Tenant shall remove the Supplemental Equipment and all other Tenant and Customer equipment (including appurtenant cabling and conduits and all other items described on Schedule 2 to this Exhibit E – collectively, “Tenant’s Equipment”) from the Premises, Building and Common Areas, and Tenant shall restore the Premises and Common Areas to the condition and configuration existing prior to the installation of Tenant’s Equipment. All other improvements, alterations, augmentations, installations and modifications shall become part of the Premises or Property, as the case may be, upon installation and shall remain with the Premises or Property, as the case may be, and belong to Landlord upon the expiration or sooner termination of the Lease, unless Landlord shall notify Tenant of Landlord’s election that Tenant remove any or all of such items, in which event Tenant shall remove such items at Tenant’s sole cost and expense and shall restore the Premises and other portions of the Property modified by Tenant to the condition existing prior to Tenant’s modifications. If Tenant fails to remove any such items Tenant is required to remove as provided herein, Landlord shall have the right to remove all such items at Tenant’s expense and Tenant hereby indemnifies Landlord from and against any and all such costs.

D.          Conditions for Removal of Generators and ASTs.    Prior to or within thirty (30) days following the expiration or earlier termination of the Lease Term as extended, Tenant agrees upon Landlord’s request to (i) promptly remove from the Property, at its sole cost and expense, the ASTs, if any, and the Generators and all Hazardous Substances which are brought upon, stored, used, generated or released upon, in, under or about the Premises, the Property or any portion thereof by Tenant or any Tenant Parties in connection with the Generators or ASTs, and (ii) return the Premises, Building and the balance of the Property to substantially the condition existing prior to Tenant’s installation of the Generators and ASTs. Tenant shall be solely responsible for complying with any and all Environmental Laws relating to the ASTs, the Generators and all Hazardous Substances associated with either of the same, including, without limitation, all permitting and tank installations, monitoring and removal/closure obligations. For purposes of all Environmental Laws, Tenant shall be the owner and operator of the ASTs. Tenant shall be responsible for ensuring compliance by all Tenant Parties with all Environmental Laws relating to the ASTs and the Generators. Any acknowledgment, consent or approval by Landlord of Tenant’s use or handling of Hazardous Substances shall not constitute an assumption of risk respecting the same nor a warranty or certification by Landlord that Tenant’s proposed use and handling of Hazardous Substances is safe or reasonable or in compliance with Environmental Laws.

From time to time during the Term and for up to one hundred eighty (180) days thereafter, but in no event more than once every three (3) calendar years, Landlord may, and upon Landlord’s request, Tenant shall, retain a registered environmental consultant (“Consultant”) acceptable to Landlord to conduct an environmental investigation of the Property (“Environmental Assessment”) (i) for Hazardous Materials contamination in, about or beneath the Property relative to the ASTs or the Generators, and (ii) to assess the activities of Tenant and all Tenant Parties with respect to the Generators and the ASTs for compliance with all Environmental Laws and to recommend the use of procedures intended to reasonably reduce the risk of a release of Hazardous Substances. If the Environmental Assessment discloses any material breach of Environmental Laws by Tenant or any Tenant Parties, then the cost thereof shall be the sole responsibility of Tenant, payable as additional rent under this Lease. Otherwise, the costs of the Environmental Assessment shall be the responsibility of Landlord. If Landlord so requires, Tenant shall comply, at its sole cost and expense, with all reasonable recommendations contained in the Environmental Assessment, including any reasonable recommendations with respect to precautions which should be taken with respect to Tenant’s or Tenant Parties’ activities at the Property relative to the ASTs or the Generators or any recommendations for additional testing and studies to detect the presence of Hazardous Substances relative to the ASTs or the Generators. Tenant covenants to reasonably cooperate with the Consultant and to allow entry and reasonable access to the ASTs and the Generators for the purpose of the Consultant’s investigations.

If any cleanup or monitoring procedure is required by any applicable governmental authorities in or about the Property as a consequence of any Hazardous Substances contamination by Tenant or any of Tenant’s Parties arising out of the Generators or ASTs use, and the procedure for cleanup is not completed (to the satisfaction of all applicable governmental authorities) prior to the expiration or earlier termination of the Term of this Lease (referred to herein as “Tenant’s Failure to Clean-Up”), then, without limiting any of Landlord’s other rights and remedies contained in this Lease (including, without limitation, any indemnity and restoration obligations of Tenant contained in this Lease), Tenant will additionally be liable for any revenue of Landlord lost to the extent Landlord is precluded from re-leasing the Premises or any other portion of the Property as a result of such contamination.

Tenant shall have the right to test the Generators once per month during the Lease Term at a time designated by Landlord.

Tenant shall indemnify and hold Landlord harmless from any and all liability, losses, damages, actions or causes of action, judgments, costs and expenses arising in any way from Tenant’s installation, operation, maintenance and removal of the Generators and the ASTs, or any breach of Tenant’s obligations under this Lease with respect to the Generators and the ASTs. The representations, warranties and agreements of the Tenant set forth in this Exhibit E shall survive the expiration of the Lease Term or the earlier termination of the Lease for any reason.

E.          Customer Equipment.   Landlord acknowledges that Tenant’s business to be conducted on the Premises requires the installation of certain communications equipment by certain licensees and customers of Tenant consisting of computer and communications equipment, in order for such Customers to interconnect with Tenant’s terminal facilities or to permit Tenant to manage or operate such Customers’ equipment, or otherwise as may be required pursuant to applicable statutes and regulations. These contracts or licenses with the Customers shall not be deemed subject to the assignment and sublease section of the Lease and Landlord hereby consents to such Customer contracts or licenses at no consideration to Landlord for the limited purpose of permitting the services and uses described above and provided the location and operation of all such equipment shall in all other respects be subject to all terms and conditions of the Lease. Tenant may relocate, move and remove from the Premises any cabinets, cages, Customer Equipment and any other Tenant’s Property at any time during the Lease Term without Landlord’s consent or approval; provided, however that Tenant repairs any damage caused by such relocation or removal and restores the underlying surfaces to the condition existing prior to the installation of such equipment.

F.          Sound Control Magnetic Interference.   Tenant is responsible for taking the necessary measures to reduce the sound transmissions caused by Tenant’s Equipment. The sound from the Generators shall be limited to no more than 85 dba as measured at three (3) feet from any side, top or bottom, under all operating conditions. Tenant shall be responsible for all insulation for magnetic or electrical interference from operation of Tenant’s Equipment as necessary to prevent interference of any kind with equipment or systems operated by other occupants of the Property.

G.          Secondary Telephone Main Point of Entry (“MPOE”); Restricted Areas.   The Premises also includes the Secondary MPOE constructed by Tenant’s predecessor for its exclusive use in Suite 400/425 pursuant to the Existing Lease. Tenant shall be solely responsible for maintaining and repairing the Secondary MPOE at its sole cost and expense. Tenant further agrees to provide access to the Secondary MPOE to Landlord, its employees, agents and contractors, and third parties, including, without limitation, all telecommunications users and companies, in accordance with Section 12 of the Lease.

Tenant acknowledges that access to the front and rear electrical rooms of the Building (including the primary MPOE) and roof (hereinafter, the “Restricted Area(s)”) shall be under Landlord’s direct control, and Landlord may control access to such areas in any reasonable manner desired by Landlord, including, without limitation, by installation of a card key or remote access system. Tenant shall not have access to the Restricted Areas without the prior consent of Landlord and access by Tenant to Restricted Areas, if granted by Landlord, shall be non-exclusive and shall be limited to specific employees, agents or contractors of Tenant (“Authorized Personnel”). Tenant shall provide a minimum of 24 hours prior advance notice to Landlord if Tenant desires Landlord’s consent to enter into any Restricted Area by any Authorized Personnel except in the case of an emergency, in which event Tenant may enter any Restricted Area upon reasonable notice to Landlord under the circumstances, (which may be telephonic notice less than 24 hours in advance) as reasonably necessary to address the emergency. Tenant’s notice shall include the desired date and time of entry, the name and company of Tenant’s Authorized Personnel seeking entry as well as the purpose of such party’s entry into the Restricted Area(s). Landlord shall be entitled to deny Tenant’s request for entry if Landlord determines that such entry would adversely affect the Building systems and facilities. If Tenant shall gain access to any restricted areas without Landlord’s prior written consent on three (3) or more occasions, then Landlord shall be entitled to install a remote programmable card key, electronic lock box or other remote access system (the “Access System”) to the Restricted Areas to prevent, monitor or control Tenant’s access to such areas. Tenant shall reimburse Landlord for all costs incurred to install any such Access System plus a construction administrative fee of five percent (5%) of such costs, up to a maximum of Ten Thousand Dollars ($10,000). Nothing in the Lease as amended hereby shall be construed to give Tenant or any Authorized Personnel the right to modify, remove or otherwise tamper in any way with any equipment owned by Landlord or any third party which is located within the Restricted Areas, and Tenant covenants to use its best efforts to prevent such tampering. Furthermore, Tenant acknowledges that except to the extent caused by Landlord’s or its agents’, employees’ or contractors’ negligence or willful misconduct, Landlord shall have no liability whatsoever to Tenant or to any Authorized Personnel in conjunction with any entry by Authorized Personnel upon the Restricted Areas, and Tenant shall indemnify and hold Landlord harmless from any against any and all losses, claims, damages, liabilities, judgments, costs and expenses, actions and causes of action arising from the entry by Authorized Personnel upon the Restricted Areas, including, without limitation, any injury to or death of persons, or any damage to property arising from such entry. The obligations hereunder shall survive the expiration or earlier termination of this Lease.

H.          Utilities.  Tenant, at its sole cost, shall contract with the appropriate utility companies to furnish to Tenant’s Equipment twenty-four (24) hours per day, seven (7) days per week, electrical power sufficient for Tenant’s use of the Premises, and Tenant shall pay directly to the service provider, all utility hook-up charges, usage charges, fees and assessments imposed by the service provider. Except as provided for in the Lease, Landlord shall have no responsibility or liability to Tenant with respect to such electrical service or any interruption of same during the Lease Term.

SCHEDULE 1

TO EXHIBIT E

SUPPLEMENTAL EQUIPMENT

(3) Generators	Caterpillar	3412 700Kw each V12 4stroke Diesel

(4) Auto Transfer Switches	Russ Electric	Model 200/RTBD8003CEF 2x600 amp; 2x800 amp

(1) Main Switch Gear	Russ Electric	N/A (multiple Components)

(2) 125 Ton Trane Chillers	Trane Series R	RTAA1254XL01A3D0BR

(7) K-13 Transformers	4x150kVA; 3x225kva

(2) Transformers	75kVA

Three (3) one thousand (1000) gallon above ground storage tanks

Five (5) air conditioning condenser units on the roof of the Building

SCHEDULE 2

TO EXHIBIT E

LIST OF FIXTURES AND EQUIPMENT TO BE REMOVED UPON SURRENDER

(3) Generators	Caterpillar	3412 700Kw each V12 4stroke Diesel

(1) System Controller	Liebert Series 600T	USCCT04A364069	480amp

(1) System Controller	Liebert Series 600T	USCCT08A364069	800amp

(2) UPS Units	Liebert Series 600T	UDA63227A36H254	225kva each

(3) UPS Units	Liebert Series 600T	UDA63152A36H254	150Kva each

(4) Battery Cabinets	Liebert Series 600T	U36BP225UJBNUUU	40 Jar capacity 95amps

(6) Battery Cabinets	Liebert Series 600T	U36BP150PJBNUUU	40 Jar capacity 395amps

(4) Auto Transfer Switches Russ Electric		Model 200/RTBD8003CEF 2x600 amp; 2x800 amp

(1) Main Switch Gear	Russ Electric	N/A (multiple Components)

(2) 125 Ton Trane Chillers Trane Series R		RTAA1254XL01A3D0BR

(6) HVAC Units	Liebert System 3	UH422C-AAEI 20 Ton

(2) HVAC Units	Liebert System 3	VH199A-AAEI 15 ton

(3) HVAC Units	Liebert System 3	VH290A-AAEI 22 ton

(1) FM-200 Tank	Fenwal 93-19204-00	306 lbs Tare Weight Bottom Discharge

(1) FM-200 Tank	Fenwal 93-192042-002	625 lbs Tare Weight Bottom Discharge

(1) FM-200 Tank	Fenwal 93-192040-002	400 lbs Tare Weight Bottom Discharge

(2) FM-200 Tanks	Fenwal 93-192042-002	694 lbs Tare Weight Bottom Discharge

(1) FM-200 Tank	Fenwal 93-192041-002	333 lbs Tare Weight Bottom Discharge

(1) FM-200 Tank	Fenwal 93-192040-002	516 lbs Tare Weight Bottom Discharge

(1) FM-200 Tank	Fenwal 93-192040-002	416 lbs Tare Weight Bottom Discharge

(1) FM-200 Tank	Fenwal 93-192040-002	369 lbs Tare Weight Bottom Discharge

(7) K-13 Transformers	4x150kVA; 3x225kva

(2) Transformers	75kVA

(1) Dialer Panel	Radionics	D19112

(1) FM-200 Controller        Fenwal                               FENWALNET2000

Tenant and Customer computer and networking equipment

Three (3) one thousand (1000) gallon above ground storage tanks

Five (5) air conditioning condenser units on the roof of the Building

Supplemental HVAC equipment

Cages, cabinets, conduit and cabling

Furniture and machinery

Security systems

Supplemental electrical facilities and electrical transformers

Telephone systems and other communications facilities installed by Tenant

Satellite dishes and antennas

All other trade fixtures

EXHIBIT F

FORM OF COMMENCEMENT LETTER

Date January 4, 2008

Tenant: Hosting.Com Data Centers LLC
Address: 16842 Von Karman Avenue, Suites 400/425
Irvine, CA 92606

Re:      Commencement Letter with respect to that certain Lease dated March 27, 2007 by and between ARI Commercial Properties, Inc., a California corporation, as Landlord, and Hosting.Com Data Centers. LLC. a Kentucky limited liability company, , as Tenant, for an Approximate Rentable Area in the Premises of 21,767 square feet on the   First floor of the Building located at 16842 Von Karman Avenue, Suites 400/425, Irvine, CA 92606.

To Whom It May Concern:

In accordance with the terms and conditions of the above referenced Lease, Tenant hereby accepts possession of the premises and agrees as follows:

The Commencement Date of the Lease is July 1, 2007;

The Termination Date of the Lease is June 30, 2023.

Landlord agrees to complete the work in the Premises identified in the punch list jointly prepared by Landlord and Tenant dated (none).

Please acknowledge your acceptance of possession and agreement to the terms set forth above by signing all three (3) copies of this Commencement Letter in the space provided and returning two (2) fully executed copies of the same to my attention.

Sincerely,

Miles Cruz
Property Manager

Agreed and Accepted:

TENANT:

HOSTING.COM DATA CENTERS, LLC ,
a Kentucky limited liability company
By:

	Name:	Darren King, President & CEO

Title:
	Date:	1/11/08

EXHIBIT F

FORM OF COMMENCEMENT LETTER

Date January 4, 2008

Tenant: Hosting.Com Data Centers LLC
Address: 16842 Von Karman Avenue, Suites 400/425
Irvine, CA 92606

Re:      Commencement Letter with respect to that certain Lease dated March 27, 2007 by and between ARI Commercial Properties, Inc., a California corporation, as Landlord, and Hosting. Com Data Centers, LLC, a Kentucky limited liability company, , as Tenant, for an Approximate Rentable Area in the Premises of 21,727 square feet on the   First floor of the Building located at 16842 Von Karman Avenue, Suites 400/425, Irvine, CA 92606.

To Whom It May Concern:

In accordance with the terms and conditions of the above referenced Lease, Tenant hereby accepts possession of the premises and agrees as follows:

The Commencement Date of the Lease is July 1, 2007;

The Termination Date of the Lease is June 30, 2023.

Landlord agrees to complete the work in the Premises identified in the punch list jointly prepared by Landlord and Tenant dated (none).

Please acknowledge your acceptance of possession and agreement to the terms set forth above by signing all three (3) copies of this Commencement Letter in the space provided and returning two (2) fully executed copies of the same to my attention.

Sincerely,

Miles Cruz
Property Manager

Agreed and Accepted:

TENANT:

HOSTING.COM DATA CENTERS, LLC ,
a Kentucky limited liability company
By:

	Name:	Darren King, President & CEO

Title:
	Date:	1/11/08

EXHIBIT F

FORM OF COMMENCEMENT LETTER

Date 12/11/07

Tenant: Hosting.Com Data Centers LLC
Address: 16842 Von Karman Avenue, Suite 350
Irvine, CA 92606

Re:      Commencement Letter with respect to that certain Lease dated March 27, 2007 by and between ARI Commercial Properties, Inc., a California corporation, as Landlord, and Hosting. Com Data Centers, LLC, a Kentucky limited liability company, , as Tenant, for an Approximate Rentable Area in the Premises of 2,938 square feet on Suite 350 of the Building located at 16842 Von Karman Avenue, Irvine, CA 92606.

To Whom It May Concern:

In accordance with the terms and conditions of the above referenced Lease, Tenant hereby accepts possession of the premises and agrees as follows:

The Commencement Date of the Lease for Suite 350 is December 1, 2007;

The Termination Date of the Lease is June 30, 2023.

Landlord agrees to complete the work in the Premises identified in the punch list jointly prepared by Landlord and Tenant dated November 30, 2007.

Please acknowledge your acceptance of possession and agreement to the terms set forth above by signing all three (3) copies of this Commencement Letter in the space provided and returning two (2) fully executed copies of the same to my attention.

Sincerely,

Miles Cruz
Property Manager

Agreed and Accepted:

TENANT:

HOSTING.COM DATA CENTERS, LLC ,
a Kentucky limited liability company
By:

	Name:	Darren King

	Title:	Member

EXHIBIT F

COMMENCEMENT LETTER

Date

Tenant

Address

Re:        Commencement Letter with respect to that certain Lease dated                    by and between                                                                                                     , a(n)                                                  , as Landlord, and                                                                                                                              , a(n)                                                  , as Tenant, for an Approximate Rentable Area in the Premises of                    square feet on the                    floor of the Building located at                                                                                                                        ,                           ,                           .

Dear                           :

In accordance with the terras and conditions of the above referenced Lease, Tenant hereby accepts possession of the premises and agrees as follows:

The Commencement Date of the Lease is                                                    ;

The Termination Date of the Lease is                                                          .

Landlord agrees to complete the work in the Premises identified in the punchlist jointly prepared by Landlord and Tenant dated                                 .

Please acknowledge your acceptance of possession and agreement to the terms set forth above by signing all three (3) copies of this Commencement Letter in the space provided and returning two (2) fully executed copies of the same to my attention.

Sincerely,

XXXXXXXXX
Property Manager

Agreed and Accepted:

TENANT:

,
a

By:

Name:

Title:

EXHIBIT G

PARKING

Landlord shall make available to Tenant at the commencement of the Lease Term the use of thirty-nine (39) of the Building’s parking spaces in the Building parking lot (the “Parking Lot”) on an unreserved basis and none (0) of the Building’s parking spaces in the Parking Lot on a reserved basis (the “Spaces”); provided, however, Tenant acknowledges that Tenant’s back-up power generators and supplemental electrical and HVAC equipment currently occupy twenty nine (29) of the maximum thirty nine (39) Spaces. Accordingly, only ten (10) Spaces are available to Tenant for vehicle parking. Landlord shall have no obligation to make any parking spaces available to Tenant other than the ten (10) Spaces.

It is hereby agreed and understood that Landlord’s sole obligation hereunder is to make the Spaces available to Tenant. Tenant’s right to the use of such Spaces shall be subject to compliance with the rules and regulations set forth below and those promulgated from time-to-time by Landlord, and shall be subject to termination for violation of any such rules or regulations upon notice from Landlord. Landlord shall have no liability whatsoever for any property damage, loss or theft and/or personal injury which might occur as a result of or in connection with the use of the Spaces by Tenant, its employees, agents, servants, customers, invitees and licensees, unless due to Landlord’s gross negligence or willful misconduct, and Tenant hereby agrees to indemnify and hold Landlord harmless from and against any and all costs, claims, expenses, and/or causes of action which Landlord may incur in connection with or arising out of Tenant’s use of the Spaces (unless due to Landlord’s gross negligence or willful misconduct).

The failure, for any reason, of Landlord to provide or make available the Spaces to Tenant or the inability of Tenant to utilize these Spaces shall under no circumstances be deemed a default by Landlord pursuant to the terms of the Lease or give rise to any claim or cause of action by Tenant against Landlord, the same being hereby expressly waived by Tenant. Tenant’s sole remedy for such failure shall be the equitable abatement of Tenant’s parking rental fee from Base Rent.

1.          Every parker is required to park and lock his/her own vehicle. All responsibility for damage to or loss of vehicles is assumed by the parker and Landlord shall not be responsible for any such damage or loss by water, fire, defective brakes, the act or omissions of others, theft, or for any other cause.

2.          Tenant shall not park or permit its employees to park in any parking areas designated by Landlord as areas for parking by visitors to the Project. Tenant shall not leave vehicles in the parking areas overnight nor park any vehicles in the parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four wheeled trucks.

3.          Parking stickers or any other device or form of identification supplied by Landlord as a condition of use of the parking facilities shall remain the property of Landlord. Such parking identification device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Devices are not transferable and any device in the possession of an unauthorized holder will be void.

4.          No overnight or extended term storage of vehicles shall be permitted.

5.          Vehicles must be parked entirely within painted stall lines of a single parking stall.

6.          All directional signs and arrows must be observed.

7.          The speed limit within all parking areas shall be five (5) miles per hour.

8.          Parking is prohibited:    (a) in areas not striped for parking; (b) in aisles; (c) where “no parking” signs are posted; (d) on ramps; (e) in cross-hatched areas; and (f) in reserved spaces and in such other areas as may be designated by Landlord or Landlord’s parking operator.

9.          Loss or theft of parking identification devices must be reported to the Management Office immediately, and a lost or stolen report must be filed by the Tenant or user of such parking identification device at the time. Landlord has the right to exclude any vehicle from the parking facilities that does not have an identification device.

10.        Any parking identification devices reported lost or stolen found on any unauthorized car will be confiscated and the illegal holder will be subject to prosecution.

11.        Washing, waxing, cleaning or servicing of any vehicle in any area not specifically reserved for such purpose is prohibited.

12.        The parking operators, managers or attendants are not authorized to make or allow any exceptions to these rules and regulations.

13.        Tenant’s continued right to park in the parking facilities is conditioned upon Tenant abiding by these rules and regulations and those contained in this Lease. Further, if the Lease terminates for any reason whatsoever, Tenant’s right to park in the parking facilities shall terminate concurrently therewith.

14.        Tenant agrees to sign a parking agreement with Landlord or Landlord’s parking operator within five (5) days of request, which agreement shall provide the manner of payment of monthly parking fees and otherwise be consistent with the Lease and these rules and regulations; provided, however, no monthly parking fees shall be charged during the Lease Term.

15.        Landlord reserves the right to refuse the sale or use of monthly stickers or other parking identification devices to any tenant or person who willfully refuse to comply with these rules and regulations and all city, state or federal ordinances, laws or agreements.

16.        Landlord reserves the right to establish and change parking fees, and to modify and/or adopt such other reasonable and non-discriminatory rules and regulations for the parking facilities as it deems necessary for the operation of the parking facilities. Landlord may refuse to permit any person who violates these rules to park in the parking facilities, and any violation of the rules shall subject the vehicle to removal, at such vehicle owner’s expense.

EXHIBIT H

ANTENNAE LICENSE AGREEMENT

This ANTENNAE LICENSE AGREEMENT (“Agreement”) is entered into as of the      day of March, 2007 by and between ARI COMMERCIAL PROPERTIES, INC., a California corporation, in its capacity as agent for the tenants-in-common owners of the Property (“Licensor”), and HOSTING.COM DATA CENTERS, LLC., a Kentucky limited liability company (“Licensee”), with reference to the following Recitals:

R E C I T A L S:

A.          Licensor is the owner of certain real property located in Irvine, California (the “Project”). Within the Project is an office building located at 16842 Von Karman, Irvine, California (the “Building”).

B.          Licensor and Licensee are parties to that certain Office Lease Agreement dated as of March     , 2007 covering a portion of the Building (the “Premises”) (as amended, the “Lease”).

C.          Pursuant to the Lease, Licensee has the right to install and operate certain communications equipment on the roof of the Building (the “Antennae”).

D.          The parties desire to establish more specific terms and conditions with respect to such equipment and agree that Licensee’s rights and obligations with respect to Licensee’s equipment will be upon and subject to the terms, covenants and conditions herein set forth. Licensee covenants as a material part of the consideration for this Agreement to keep and perform each and all said terms, covenants and conditions and the parties further agree that this Agreement is made upon condition of such performance.

A G R E E M E N T:

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.          Incorporation of Recitals.  The foregoing Recitals are incorporated herein by this reference.

2.          Grant of License.  Licensor hereby grants to Licensee a license to install, operate, maintain, and remove from the roof of the Building, the Antennae together with related cabling and hardware, described in Exhibit “A” attached to this Agreement. The Antennae may be changed or modified by Licensee during the Lease Term so long as the Antennae do not use more than nine (9) square feet the Building roof and do not interfere with any equipment of Licensor or third parties on the Building roof. The location of the Antennae is shown on Exhibit “B” attached to this Agreement. Exhibit “B” also details the location of appurtenant cabling in the Building and/or otherwise in the Project in connection with the Antennae.

3.          Term.   This Agreement shall be coterminous with the Lease. Licensee’s failure to comply with any terms and conditions of this Agreement or the Lease beyond applicable notice and cure periods set forth herein or in the Lease, may be treated by Licensor as a default under the Lease and this Agreement. If Licensor terminates this Agreement due to a default hereunder or under the Lease by Licensee, such termination will be a remedy available to Licensor in addition to all other rights and remedies available to Licensor hereunder or under the Lease, or at law or in equity by reason of such a default.

4.          Description of License.    This Agreement is not to be construed as a lease, nor as a grant to Licensee of any present or future right or interest in the Building or the Project, nor will the expenditure of any sum of money by Licensee for the purchase or lease of the Antennae, for the installation thereof on the Building or for any fee paid to Licensor or anyone else pursuant to this Agreement be construed as granting Licensee any right to continue this Agreement in effect against Licensor’s will. Licensee hereby assumes any and all costs, expenses, liabilities and risks associated with the installation, use, maintenance, repair and removal of the Antennae, and the restoration of the Building upon removal of the Antennae therefrom, and any other costs and expenses related thereto. Licensee agrees to operate, maintain and repair the Antennae so as not to cause any interference with the normal operation of the Building, other Building tenants, or the installation, operation, maintenance and removal of other communication equipment owned by Licensor or third parties. Licensee acknowledges that (i) Licensor retains the right to use the roof of the Building for any purpose whatsoever (except that Licensor will not interfere with Licensee’s use of the Antennae) including but not limited to the right to use the roof of the Building for the installation of other communication facilities, and (ii) the signal which is to be received and/or sent by the Antennae may be lost or impaired as a result of on-going or future construction of nearby buildings or parking facilities within or about the Project or the commercial development of which the Project is a part (and Licensee hereby assumes any and all risks associated with any loss or impairment of the signal, or any other related cost or inconvenience resulting therefrom). Licensee agrees to protect, defend, indemnify and hold Licensor free and harmless from and against any obligation to any party which may claim any right as to the maintenance or use of the Antennae, or the receipt or delivery of any signal therefrom. The indemnity obligations of Licensee under this Agreement will survive the termination or expiration of this Agreement.

5.          Assignment.  The license granted herein is personal to Licensee, and may not be transferred to any party, except to a permitted assignee of Licensee’s interest under the Lease.

6.          License Fee.  Licensee shall not pay a monthly fee for the license granted herein.

7.          Maintenance and Repair.     Licensee will be solely responsible for the costs of installing, maintaining, repairing and removing the Antennae. Licensee agrees to maintain the Antennae in a clean, neat and sightly condition. Additionally, Licensee agrees, upon removal of the Antennae, to repair and restore the roof and any other affected portions of the Building to their original condition as existed prior to the installation of the Antennae, reasonable wear and tear excepted, including, but not limited to, the removal of any and all cables and the repair and restoration of any damage caused thereby. Licensor, in its reasonable discretion, will have the right, upon the termination of this Agreement, to require that all cables installed by Licensee in and through the Building in connection with the installation and use of the Antennae (which cables shall be shielded to prevent interference with other tenants’ cables) be left in place and abandoned to the benefit of Licensor. If Licensee elects to abandon the cables, Licensor will pay to Licensee the sum of one dollar ($1.00) as payment in full for purchase of all such cables.

8.          Insurance.  Licensee’s insurance to be maintained pursuant to the Lease shall include coverage for Tenant’s property rights and potential liabilities arising out of this License Agreement.

9.          Utilities.  Licensee shall pay to Licensor upon demand, all utility hook-up charges, usage charges, fees and assessments incurred by Licensor with respect to utilities serving the Antennae. Licensor shall in no way be liable or responsible to Licensee for any loss, damage, or expense that Licensee may sustain or incur by reason of any change, failure, interference, disruption, or defect in the supply or character of the electric energy furnished to the Antennae.

10.        Governmental Approvals.   Licensee acknowledges that its right to install, operate, maintain, and repair the Antennae shall be subject to all applicable governmental laws, rules and regulations and agrees to obtain, at its own costs and expense, all governmental approvals and permits required for the installation and operation of the Antennae, and to submit same to Licensor prior to the installation of the Antennae (including, without limit, evidence that the Antennae and the location thereof on the Building and all appurtenances thereto comply with all local zoning and building codes), and Licensee agrees to maintain same in effect throughout the term of this Agreement. Licensee acknowledges that Licensor has made no representations or warranties to Licensee concerning the appropriateness of the Antennae under applicable building or zoning codes.

11.        Liens.   Licensee agrees to pay when due all claims for labor or materials furnished or alleged to have been furnished in connection with the Antennae or the installation or modification thereof. Licensee agrees to give Licensor not less than ten (10) days written notice prior to the commencement of any work by Licensee at the Building. Licensor will have the right to post notices of non-responsibility in or on the Building as provided by law.

12.          Removal.  Upon termination of this License for any reason whatsoever including, but not limited to, the imposition of any governmental law or regulation which may require removal, Licensee agrees to immediately remove the Antennae, cables (unless Landlord elects otherwise, as provided herein) and all other improvements associated therewith at Licensee’s own cost and expense, and Licensee agrees to repair any damage to the Building or the Project occasioned by the installation or removal thereof. If Licensee fails to perform its obligations pursuant to this Paragraph 12, then Licensor may, at its option, perform such obligations and, upon demand, Licensee agrees to reimburse Licensor for the costs and expenses incurred by Licensor in performing such obligations of Licensee, with interest at the Maximum Rate (as defined in the Lease).

13.          Indemnification.    Licensee agrees to protect, defend, indemnify and hold harmless Licensor against and from any and all claims arising from or relating to (i) the Antennae and its related improvements and the installation, operation, maintenance and repair thereof, (ii) electrical power interruptions in the Building to the extent resulting from Licensee’s use of the Antennae or interruption with communication facilities of other Building tenants to the extent resulting from Licensee’s use of the Antennae, and (iii) any breach or default in the performance of any obligation on Licensee’s part to be performed under the terms of this Agreement, or arising from or relating to any act, neglect, fault or omission of Licensee relating to the Antennae. For the purposes hereof, “claims” is defined to include, without limitation, obligations, liabilities, claims, liens, encumbrances, actions, causes of action, losses, damages, costs, expenses and attorneys’ fees and costs; and in case any action or proceeding is brought against Licensor by reason of any such claim, Licensee, upon notice from Licensor, agrees to defend the same at Licensee’s sole cost and expense by counsel reasonably satisfactory to Licensor. Licensee, as a material part of the consideration to Licensor, hereby assumes all risk of damage to property or injury to person arising from or related to Tenant’s use, maintenance, operation and removal of the Antennae, from any cause whatsoever, except to the extent of the gross negligence or willful misconduct of Licensor.

14.          Notices.  Any notice required or permitted to be given hereunder must be in writing and may be given by personal delivery (including delivery by overnight courier or an express mailing service) or by mail delivered to the address for the party receiving such notice designated below. Either party may specify a different address for notice purposes by written notice to the other.

15.          Entire Agreement.   This Agreement contains the entire agreement between the parties relating to the subject matter hereof. Any oral representations or modifications concerning this Agreement will be of no force or effect. Any subsequent modification of this Agreement must be in writing, signed by the party to be charged.

16.          Attorneys’ Fees.  In the event of any controversy, claim or dispute relating to this Agreement, or breach thereof, the prevailing party will be entitled to recover from the losing party reasonable expenses, attorneys’ fees and all costs of suit.

17.          Severability.   Any provision of this Agreement which proves to be invalid, void or illegal will in no way affect, impair or invalidate any other provision hereof, and such other provisions will remain in full force and effect.

18.          Waiver.    The waiver by Licensor of any breach of any term, covenant or condition herein contained will not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained, nor will any custom or practice which may transpire between the parties in the administration of the terms hereof be deemed a waiver of or in any way affect the right of Licensor to insist upon the performance by Licensee in strict accordance with said terms.

19.          Time.    Time is of the essence with respect to the performance of every provision of this Agreement.

IN WITNESS HEREOF the parties hereto have executed this Agreement as of the date first written above.

“Licensee”	HOSTING.COM DATA CENTERS, LLC,
a Kentucky limited liability company
By:

		Print Name:	Darren King

		Print Title:	Authorized Agent

“Licensor”	ARI COMMERCIAL PROPERTIES, INC., a California corporation, in its capacity as agent for the tenants-in-common owners of the Property.
By:
		Print Name:	DAVID HO

		Print Title:	SR. Vice President

EXHIBIT A to EXHIBIT H

[PLEASE SUPPLY A DESCRIPTION OF ANTENNAE AND APPURTENANT EQUIPMENT.]

EXHIBIT B to EXHIBIT H

[PLEASE PROVIDE A DEPICTION OF ROOF PLAN SHOWING THE LOCATION OF THE EXISTING ANTENNAE AND CABLING PLANS.]